Exhibit 4.2






                                NIXON PEABODY LLP

                               hereby creates the

                                NIXON PEABODY LLP

                REGIONAL PROTOTYPE 401(K) RETIREMENT SAVINGS PLAN


            to enable an Employer who executes an Adoption Agreement

                   to establish a non-standardized 401(k) plan

                   for the exclusive benefit of its employees.





                               Plan Document # 02


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                                TABLE OF CONTENTS


                                                                          Page


ARTICLE I        Definitions.................................................1

ARTICLE II       Participation and Service..................................13

ARTICLE III      Contributions and Forfeitures..............................17

ARTICLE IV       Allocations to Participants' Accounts......................20

ARTICLE V        Limitations On Allocations.................................30

ARTICLE VI       Benefits...................................................38

ARTICLE VII      Trust Fund.................................................61

ARTICLE VIII     Administrative Committee and Other Fiduciaries.............64

ARTICLE IX       Amendments.................................................67

ARTICLE X        Successor Employer and Merger or Consolidation
                 of Plans...................................................68

ARTICLE XI       Plan Termination...........................................69

ARTICLE XII      Top-Heavy Provisions.......................................70

ARTICLE XIII     Miscellaneous..............................................77

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                                    ARTICLE I

                                   Definitions

         SECTION 1.1 "Actual Deferral Percentage" or "ADP" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of a Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan
Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, excluding Excess Elective Deferrals and Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         SECTION 1.2 "Adoption Agreement" means the document executed by the Employer which sets forth certain provisions that in conjunction with this document constitute the Plan.

         SECTION 1.3 "Adoption Date" means the date the Adoption Agreement is signed.

         SECTION 1.4 "Affiliated Company" means (1) a member of an affiliated service group within the meaning of Section 414(m) of the Code of which the Employer is a member; (2) a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Employer is a member; (3) an unincorporated business which is part of a group of trades or businesses (whether or not incorporated) under common control with the Employer as determined pursuant to Section 414(c) of the Code; or (4) any other entity required to be aggregated with the Employer under Code Section 414. For purposes of this Section, a controlled group of corporations means a group defined under
Section 1563(a) of the Code determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C). All employees, including Leased Employees, of Affiliated Companies shall be treated as employed by a single employer.

         SECTION 1.5 "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)," above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.


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                                      -2-

         SECTION 1.6 "Average Contribution Percentage" or "ACP" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

         SECTION 1.7 "Beneficiary" means the Participant's surviving spouse or, in the event there is no surviving spouse or the surviving spouse elects in writing not to receive any benefits under the Plan, the person or persons (including a trust) designated by a Participant to receive any death benefit which shall be payable under this Plan.

         SECTION 1.8 "Board" means the Board of Directors of the Employer or its equivalent governing body in the case of a non-corporate Employer.

         SECTION 1.9 "Break in Service" means that an Employee fails to complete more than 500 Hours of Service during either an Eligibility Computation Period or a Plan Year, whichever is applicable (or one Hour of Service in the case of any Employer who elects in the Adoption Agreement to define a Year of Service as one Hour of Service in a Plan Year).

         SECTION 1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         SECTION 1.11 "Committee" means the Administrative Committee appointed by the Board pursuant to Article VIII to administer the Plan.

         SECTION 1.12 "Compensation" means either Total Compensation, Base Salary or Wages, Base Salary or Wages with inclusions, or Income Tax Withholding Wages, as elected in the Adoption Agreement. Total Compensation means the total remuneration before salary reduction, if any, under this Plan or any other employee benefit plan governed by Code Sections 125, 402(a)(8), 402(h) or 403(b), paid during the Plan Year to a Participant by the Employer for personal services actually rendered for the Plan Year, excluding any Employer contributions paid under this Plan or any other employee benefit plan and, effective for Plan Years beginning after December 31, 1988, all remuneration in excess of $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 15, of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. If a plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior Year is subject to the applicable annual Compensation limit in effect for that prior Year. For this purpose, for Years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

         In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the Year. If, as a result of the application of such

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                                      -3-

rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected Employees in proportion to each such Employee's Compensation as determined under this Section prior to the application of this limitation. In the case of a new Participant, Compensation, for contribution purposes only, shall mean Compensation for the entire Plan Year, or Compensation only after the date he becomes a Participant, as elected in the Adoption Agreement.

         Base Salary or Wages means the basic salary or wages paid or accrued to a Participant by the Employer for personal services actually rendered during the Plan Year, excluding overtime, bonuses and any other extra remuneration of whatever nature received during the Plan Year. If the employer elects Base Salary or Wages (with or without inclusions) in the Adoption Agreement, the Committee shall be responsible for ensuring compliance with any applicable anti-discrimination tests required under Code Section 414(s) and shall notify any affected Participant of adjustments that may be required to satisfy such tests.

         Income Tax Withholding Wages means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

         Effective for Plan Years beginning after December 31, 1988, Compensation shall not include any remuneration in excess of $200,000 (adjusted for cost of living increases as permitted under the Code). In determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected Employees in proportion to each such Employee's Compensation as determined under this Section prior to the application of this limitation. In the case of a new Participant, Compensation, for contribution purposes only, shall mean Compensation for the entire Plan Year, or Compensation only after the date he becomes a Participant, as elected in the Adoption Agreement.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit


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                                      -4-


will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         If any Employees are Self-employed Individuals, Compensation shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed for one-half of self-employment taxes under Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         SECTION 1.13 "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         SECTION 1.14 "Contribution Percentage Amounts" shall mean the sum of employee contributions made to this Plan between the first day of the Plan Year beginning after December 31, 1986 and the Adoption Date, and any employee contributions made under any other plan which may be aggregated with this Plan for testing purposes, and Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's accounts which shall be taken into account in the Year in which such forfeiture is allocated. If so elected in the Adoption Agreement the Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         SECTION 1.15 "Disability" means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can


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                                      -5-

be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

         SECTION 1.16 "Early Retirement Age" means the date a Participant satisfies the requirements for early retirement specified in the Adoption Agreement. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

         SECTION 1.17 "Effective Date" means the date designated as such in the Adoption Agreement.

         SECTION 1.18 "Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

         SECTION 1.19 "Elective Deferral Account" means the account maintained for a Participant to record his Elective Deferrals, if any, as provided in
Section 1.18 and adjustments relating thereto.

         SECTION 1.20 "Eligibility Computation Period" -- For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial Eligibility Computation Period is the 12-consecutive month period beginning on the Employee's Employment Date including service prior to the date this Plan was originally adopted. In the case of a Plan which requires one Year of Service for eligibility to participate, the succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's Employment Date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service (or such lesser number of Hours as may be designated in the Adoption Agreement) during the initial Eligibility Computation Period. An Employee who is credited with 1,000 Hours of Service (or such lesser number of Hours as may be designated in the Adoption Agreement) in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Service for purposes of eligibility to participate.

         In the case of a Plan which requires two Years of Service for eligibility to participate, succeeding 12-consecutive month periods will commence on the anniversaries of the Employee's Employment Date.

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                                      -6-

         SECTION 1.21 "Eligible Participant" shall mean any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including Forfeitures).

         SECTION 1.22 "Employee" means any employee of, or Self-employed Individual with an ownership interest in, the Employer maintaining the Plan or of any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m), or (o) of the Code. The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the previous sentence as provided in Sections 414(n) or (o) of the Code.

         SECTION 1.23 "Employee Contribution Account" means the account maintained for a Participant to record any after-tax contributions made to this Plan. SECTION 1.24 "Employer" means the entity on whose behalf the Adoption Agreement is executed and its predecessor or successor.

         SECTION 1.25 "Employer Discretionary Contributions" means Employer contributions (other than Matching Contributions or Qualified Non-elective Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan.

         SECTION 1.26 "Employer Discretionary Contribution Account" means the account maintained for a Participant to record his share of the Employer Discretionary Contributions as provided in Section 1.23, Forfeitures, and adjustments relating thereto.

         SECTION 1.27 "Employment Date" means the date on which an Employee first performs one Hour of Service for the Employer.

         SECTION 1.28 "Entry Date" means the date so designated in the Adoption Agreement.

         SECTION 1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         SECTION 1.30 "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

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                                      -7-

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions pursuant to Section 4.3.

         SECTION 1.31 "Excess Contributions" means, with respect to any Plan Year, the excess of:

         (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

         SECTION 1.32 "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section.

         SECTION 1.33 "Five Percent Owner" means the owner of more than five percent of the outstanding stock of the Employer, as further defined in Section 416 of the Code.

         SECTION 1.34 "Forfeiture" means that portion of a Participant's Employer Discretionary Contribution Account or Matching Contribution Account which is forfeited before full vesting.

         SECTION 1.35 "Former Participant" means a Participant on whose behalf no current contributions are being made due to termination of employment or other reasons but who has a vested account balance under the Plan which has not been paid in ful1.

         SECTION 1.36 "Highly Compensated Employee" means highly compensated active Employees and highly compensated former Employees.

         A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes:
(i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are Five Percent Owners at any time during the look-back year or determination year.

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                                      -8-


         If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated prior to the determination year), performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a family member of either a Five Percent Owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the Five Percent Owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and Five Percent Owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and Five Percent Owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number or identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         SECTION 1.37 "Hour of Service" means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which is incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

              Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414 and the regulations thereunder.

              Hours of Service will also be credited for any individual considered an Employee for purposes of this plan under Code
              Section 414(n) or Section 414(o) and the regulations thereunder.

              Solely for purposes of determining whether a Break in Service, as defined in Section 1.8, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

         (d) An Hour of Service shall be credited for each hour of the normally scheduled work hours for each day during any period the Employee is on leave of absence from the Employer or any Affiliated Company for military service with the Armed Forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided that if the Employee fails to report for work at the end of such leave during which he has employment rights, he shall not receive credit for hours on such leave.

         SECTION 1.38 "Income" means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund.

         SECTION 1.39 "Investment Manager" means any individual or corporation who may be appointed by the Board to manage all or a portion of the Plan's assets and who (i) is registered as an investment adviser under the Investment Adviser's Act of l940; or (ii) is a bank as defined in that Act; or (iii) is an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state and such individual or corporation acknowledges in writing that he or the corporation, as the case may be, is a fiduciary with respect to the Plan.

         SECTION 1.40 "Leave of Absence" means any absence authorized by the Committee provided that all persons under similar circumstances must be treated alike in the granting of such Leaves and provided further that the Participant returns within the period of authorized absence.

         SECTION 1.41 "Leased Employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (the "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

         A Leased Employee shall not be considered an employee of the Employer if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's Non-highly Compensated Employee work force.

         SECTION 1.42 "Matching Contribution" means an Employer contribution, as specified in the Adoption Agreement made to this or any other defined contribution plan on behalf of a Participant on account of an Employee contribution made by such Participant, or on account of a Participant's Elective Deferral, under this Plan or any other plan maintained by the Employer.

         SECTION 1.43 "Matching Contribution Account" means the account maintained for a Participant to record his share of the Employer's Matching Contributions, if any, under Section 1.40 of this Plan and adjustments relating thereto.

         SECTION 1.44 "Non-highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

         SECTION 1.45 "Normal Retirement Age" means the age designated as such in the Adoption Agreement.

         SECTION 1.46 "Owner-employee" means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

         SECTION 1.47 "Participant" means an Employee participating in the Plan in accordance with the provisions of Section 2.1.

         SECTION 1.48 "Plan" means this Nixon Peabody LLP Regional Prototype 401(k) Retirement Savings Plan as set forth herein and in the Adoption Agreement, as amended from time to time.

         SECTION 1.49 "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which equals one-half of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's account balance.

         SECTION 1.50 "Qualified Non-elective Contributions" means contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals.

         SECTION 1.51 "Qualified Non-elective Contribution Account" means the account maintained for a Participant to record his share of the Employer's Qualified Non-elective Contributions, if any, under Section 1.50 and adjustments relating thereto.

         SECTION 1.52 "Qualified Pre-retirement Survivor Annuity" means an annuity for the surviving spouse of a Participant in an amount equal to the amount payable to such surviving spouse if benefits had been paid as a Qualified Joint and Survivor Annuity. If the Participant dies after his Early Retirement Date, the benefit amount shall be determined as if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death. In the case of a Participant who has any vested Accrued Benefit and who dies on or before his Early Retirement Age, the benefit amount shall be calculated as if he had (a) separated from service on his date of death; (b) survived to his Early Retirement Age; (c) retired with an immediate Qualified Joint and Survivor Annuity on his Early Retirement Age; and (d) died on the day after what would have been his Early Retirement Age.

         SECTION 1.53 "Rollover Account" means the account maintained in accordance with Section 3.6 to hold the assets of any tax qualified retirement plan which are transferred to this plan.

         SECTION 1.54 "Self-employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established and an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

         SECTION 1.55 "Social Security Taxable Wage Base" means the maximum amount of earnings which may be considered wages for any given year under
Section 3121(a)(1) of the Code in effect at the beginning of the Plan Year.

         SECTION 1.56 "Sponsor" means Nixon Peabody LLP, a law partnership with its principal office in Rochester, New York.

         SECTION 1.57 "Trust" or "Trust Fund" means the assets held under the Plan by the Trustee.

         SECTION 1.58 "Trustee" means any trustee that may be designated by the Employer.

         SECTION 1.59 "Valuation Date" means the last day of each Plan Year or the last day of any other shorter period on which the Trust may have been valued in the discretion of the Committee. Use of shorter periods and the subsequent adjustment to each Participant's account shall not discriminate in favor of Highly Compensated Employees.

         SECTION 1.60 "Year" or "Plan Year" means the 12-consecutive-month period designated in the Adoption Agreement. The Plan Year shall be the vesting computation period and, unless a different period is designated in the Adoption Agreement, the limitation year as these terms are used in regulations promulgated pursuant to ERISA.

         SECTION 1.61 "Year of Service" means, for eligibility purposes, any Eligibility Computation Period during which an Employee completes at least 1000 (or such lesser number as may be designated in the Adoption Agreement) Hours of Service with the Employer or with an Affiliated Company. For vesting purposes, Year of Service means a Plan Year during which an Employee completes at least 1000 (or such lesser number as may be designated in the Adoption Agreement) Hours of Service with the Employer or with an Affiliated Company, but shall not include any years excluded under the Adoption Agreement. Hours shall be credited pursuant to the method designated in the Adoption Agreement. For vesting purposes a Participant's Years of Service shall not include any years excluded in the Adoption Agreement.

         SECTION 1.62 The masculine gender whenever used shall include the feminine and the singular shall include the plural, unless the context clearly indicates the contrary.

                                   ARTICLE II

                            Participation and Service

 Eligibility and                SECTION 2.1 Where this Plan amends a prior plan,
 Participation             each Employee who is a Participant in the Plan
                           immediately preceding the Effective Date shall continue as a Participant. Each Employee who is not a Participant on such date shall be eligible to become a Participant upon completion of the eligibility standards (age, service, and/or class of employee) set forth in the Adoption Agreement. An Employee who otherwise satisfies all the eligibility requirements other than meeting the service requirement during his initial Eligibility Computation Period shall be eligible to become a Participant on the last day of the first Year (beginning with the Year which includes the first anniversary of the Employment
                           Date) in which he does complete the service requirement. Participation in the Plan will commence as of the Entry Date set forth in the Adoption
                           Agreement. Notwithstanding anything herein to the contrary, each Employee will participate no later than the earlier of: (1) the first day of the Plan
                           Year beginning after the date on which the Employee has met the minimum age and service requirements or
                           (2) six months after the date the requirements are met. In the event the Employer chooses a six month or less service requirement with a single Entry Date, an Employee will be eligible to participate upon satisfying the specified service requirement regardless of the number of Hours of Service he has completed. Furthermore, Employees will commence participation in the Plan on the single Entry Date regardless of the provisions of this paragraph.
                           Participation shall cease as of the last day of the Plan Year during which a Participant terminates employment with the Employer; provided, however, that if the Employer has elected in the Adoption Agreement to make an allocation of Matching Contributions and/or Employer Discretionary Contributions to certain Participants who are not employed on the last day of the Plan Year, then such allocations will be made.

Inactive Status                 SECTION 2.2 In the event that any Participant
                           shall fail, in any Plan Year after the Effective Date, to complete 1000 Hours of Service (or such lesser number of hours specified in the Adoption Agreement as constituting a Year of Service), or if he ceases to be a member of the class of Employees eligible to participate without terminating employment, he shall be treated as an inactive Participant with respect to discretionary Employer contributions under Article III and shall not share in the Employer's discretionary contributions for any such Plan Year, but he may continue to make Elective Deferrals to the extent permitted by the Adoption Agreement and shall continue to receive Income allocations in accordance with Section 4.2(a). In the event such Participant completes 1000 Hours of Service (or such lesser number of

                           Hours specified in the Adoption Agreement) or rejoins the class of eligible Employees in a subsequent Plan Year, he shall revert to active status with full rights and privileges under this Plan restored.

Participation and Service       SECTION 2.3 If so elected in the Adoption
upon Reemployment          Agreement, in the case of any Employee who terminates
                           employment from the Employer or any Affiliated
                           Company and is later rehired by the Employer, all pre-termination Years of Service shall be taken into account under the Plan. If no such election is made, in the case of a Participant who does not have any non-forfeitable right to the account balance derived from Employer contributions, Years of Service before a period of consecutive one year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive one year Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

                                If a Participant's Years of Service are
                           disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

                                In the case of any Participant who has a one
                           year Break in Service, years of eligibility service before such Break will not be taken into account until the Employee has completed one Year of Service after returning to employment.

                                Such Year of Service will be measured by the
                           12-consecutive month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date.

                                The reemployment commencement date is the first
                           day on which the Employee is credited with an Hour of Service for the performance of duties after the first Eligibility Computation Period in which the Employee incurs a one year Break in Service.

                                If a Participant completes one Year of Service
                           in accordance with this provision, his participation will be reinstated as of the reemployment commencement date.

                                In the event a Participant is no longer a member
                           of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

                                In the event an Employee who is not a member of
                           an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.


Owner-Employee Provision         SECTION 2.4 If this Plan provides contributions
                           or benefits for one or more Owner-employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-employees under this Plan. Furthermore, if an individual is covered as an Owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

                                For purposes of this provision, an
                           Owner-employee, or two or more Owner-employees, will be considered to control a trade or business if the Owner-employee, or two or more Owner-employees together:

                                (a)  own the entire interest in an
                                     unincorporated trade or business, or

                                (b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

                           For purposes of the preceding sentence, an Owner-employee, or two or more Owner-employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-employee, or such two or more Owner-employees, are considered to control within the meaning of the preceding sentence.

                                   ARTICLE III

                          Contributions and Forfeitures

Employer Discretionary          SECTION 3.1 Each Plan Year the Employer shall
Contributions              make a Discretionary Contribution, if any, as
                           specified in the Adoption Agreement.

Employee Elective               SECTION 3.2 A Participant may contribute any
Deferrals                  such percentage or amount of Compensation during a
                           payroll period or such percentage or amount of any bonus as may be provided in the Adoption Agreement that would otherwise be payable by the Employer to him currently in cash. For purposes of this Section, Compensation shall mean Compensation with any modifications specified in the Adoption Agreement.
                           Notwithstanding the foregoing, no such Elective
                           Deferral can exceed the contribution limitations set forth in Article IV nor, except as permitted by the Committee as part of an arrangement to satisfy the contribution limitations set forth in Article IV, the amount of Compensation paid to the Participant for the contribution period.

                                Elective Deferrals under this Section may be
                           made solely pursuant to a salary reduction or bonus deferral agreement between an individual Participant and the Employer. The agreement shall be in such form and subject to such rules as the Committee may prescribe. Under the agreement, the Participant agrees to reduce his Compensation by a specified amount and the Employer agrees to contribute this salary-reduced amount to the Plan on behalf of the Participant. Salary reduction agreements may be entered into or amended as set forth in the Adoption Agreement. Unless the Committee in its sole discretion permits additional agreements, no other agreements will be permitted during a Year but an agreement may be terminated at any time during the Plan Year. An agreement will not be considered terminated solely because the Participant fails to receive any Compensation during a payroll period.

                                The Employer will remit Elective Deferrals to
                           the Trustee as soon as practicable following each contribution period. Employee contributions under this Section shall be allocated to a Participant's Elective Deferral Account.

Employer Matching               SECTION 3.3 The Employer shall contribute as
Contributions              Matching Contributions each Plan Year an amount, if
                           any, equal to a percentage of the aggregate Elective
                           Deferrals under Section 3.2 of eligible Participants, as specified in the Adoption Agreement.

Qualified Non-                  SECTION 3.4 The Employer may elect to make
elective                   Qualified Non-elective Contributions under the Plan
Contributions              on behalf of Employees as provided in the Adoption
                           Agreement. Such contributions shall be made for the purpose of permitting the Plan to pass the Average
                           Contribution Percentage test, or the Average Deferral
                           Percentage test, or both, under Section 4.3, and, therefore, shall be fully vested at all times and subject to the distribution limitations of Section
                           6.7.

                                In addition, in lieu of distributing Excess
                           Contributions as provided in Section 4.5 of the Plan, or Excess Aggregate Contributions as provided in
                           Section 4.6 of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

Rollover                        SECTION 3.5 Notwithstanding the limitations on
Contributions              Elective Deferrals under Section 3.2, the Employer
                           may elect in the Adoption Agreement to permit either
                           Employees who have satisfied the eligibility requirements of the Plan except for the waiting period required by the Adoption Agreement, if any, or Participants to make rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 408(d)(3)
                           and 409(b)(3)(C) of the Code) in accordance with rules the Committee may establish. In addition, the Committee in its sole discretion may arrange for a Participant's or an Employee's account in any tax-qualified plan of any prior employer of the Participant to be transferred directly to his Rollover Account under this Plan. No rollover contribution or transfer shall be permitted if it could adversely affect the tax qualification of this Plan.

Form and Timing of              SECTION 3.6 All Employer contributions shall be
Employer                   made in cash or in other property acceptable to the
Contributions              Trustee. The Employer's contributions for a Plan Year
                           shall be paid to the Trustee not later than the date prescribed by law for filing the Employer's Federal income tax returns (including extensions thereof) for the Employer's taxable year ending coincident with or next following the Plan Year to which the contributions relate.

Employee                        SECTION 3.7 If this Plan permitted Participants
Contributions              to make after-tax contributions and if the Employee
                           Contribution Accounts were in existence between the first day of the Plan Year beginning after December
                           31, 1986 and the Adoption Date, the following provisions shall become applicable:

                                (a) If employee contributions are being made as of the Adoption Date, such contributions shall cease as soon as administratively possible following the Adoption Date.

                                (b) Employee contributions made during the Plan Years beginning after December 31, 1986 must pass the Average Contributions Percentage Test of Section 401(m) as described in Section 4.3 of this Plan.

                                (c) Contributions made by a Participant and the earnings thereon shall be allocated to the Participant's Employee Contribution
                                     Account. Employee contributions shall be nonforfeitable at all times.

                                (d)  A Participant may elect to withdraw any
                                     amount up to 100 percent of the balance in his Employee Contribution Account. Any such withdrawal may be made at any time but only one withdrawal will be permitted in each Plan Year.

                                   ARTICLE IV

                      Allocations to Participants' Accounts

Individual Accounts             SECTION 4.1 The Committee shall create and
                           maintain individual accounts as records for disclosing the interest in the Trust of each Participant, Former Participant and Beneficiary. Such accounts shall record credits and charges in the manner herein described. When appropriate, a Participant shall have five separate accounts, an Employer Discretionary Contribution Account, a Matching Contribution Account, a Qualified Non-elective Contribution Account, an Elective Deferral Account, and a Rollover Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid, and the account balance shall be determined as of the most recent Valuation Date.

 Account Adjustments            SECTION 4.2 The accounts of Participants, Former
                           Participants and Beneficiaries shall be adjusted in accordance with the following:

                                (a) Income: The Income of the Trust Fund shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had balances in their accounts on each Valuation Date, and to accounts which are holding Forfeitures pending disposition under subsection (f). This allocation shall be made in the ratio that the value of each Participant's account bears to the total value of all Participant accounts similarly invested. Each valuation shall be based on the fair market value of the assets in the Trust Fund on the Valuation Date.

                                (b) Employer Contributions: As of the end of each Plan Year, the Employer's Matching Contributions under Section 3.3, and Qualified Non-elective Contributions under
                                     Section 3.4 for the Plan Year on behalf of a Participant shall be allocated to that Participant's Matching Contribution Account and Qualified Non-elective Contribution Account, respectively, provided the Participant is eligible to receive an allocation of the contributions. Unless the Plan is integrated with Social Security as described below, the Employer Discretionary Contributions for the Plan Year under
                                     Section 3.1 shall be allocated among the Employer Discretionary Contribution
                                     Accounts of those Participants whose
                                     accounts were not inactive as determined under Section 2.2. All Employer Discretionary Contributions shall be allocated in accordance with the terms of the Adoption Agreement.

                                In the case of an Adoption Agreement which provides for permitted disparity, the Employer's Discretionary Contribution plus any Forfeitures will be allocated to Participants' accounts as follows:

                                     (i)  The Employer's contributions and
                                          Forfeitures (if Forfeitures are
                                          reallocated under the Adoption
                                          Agreement) will be allocated to each
                                          Participant's Employer Discretionary
                                          Contribution Account in the ratio that
                                          the sum of the Participant's total
                                          Compensation and Compensation in
                                          excess of the integration level
                                          specified in the Adoption Agreement
                                          bears to the sum of all Participants'
                                          total Compensation and Compensation in
                                          excess of the integration level, but
                                          not in excess of the maximum disparity
                                          rate.

                                     (ii) Any remaining Employer Discretionary
                                          Contribution or Forfeitures will be
                                          allocated to each Participant's
                                          Employer Discretionary Contribution
                                          Account in the ratio that each
                                          Participant's total Compensation for
                                          the Plan Year bears to all
                                          Participants' total Compensation for
                                          that Year.

                                For purposes of these allocations the
                                integration level shall be equal to the Social Security Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                                The maximum disparity rate is equal to the lesser of:

                                     (i)  5.7 percent, or

                                     (ii) the applicable percentage determined
                                          in accordance with the table below:


     If the Integration                                           The applicable
     Level is more than               But not more than           percentage is
     ------------------               -----------------           --------------

                $0               the greater of $10,000 or 20% of         5.7%
                                 the Social Security Taxable Wage
                                 Base

    the greater of $10,000 or    80% of the Social Security               4.3%
    20% of the Social Security   Taxable Wage Base
    Taxable Wage Base

    80% of Social Security       100% of the Social Security              5.4%
    Taxable Wage Base            Taxable Wage Base

                                If the integration level used is equal to the Social Security Taxable Wage Base, the applicable percentage is 5.7 percent. If the rate of tax under Section 3111(a) (in effect at the beginning of the year) which is attributable to old-age insurance exceeds 5.7 percent, such higher rate shall be effective each place where
                                5.7 percent is used as the applicable
                                percentage.

                                In the event this Plan is or becomes top heavy in any Plan Year an initial allocation shall be made prior to (i) above of all Employer Discretionary Contributions and Forfeitures to each Participant's Employer Discretionary Contribution Account (or Matching Contribution Account if Employer Discretionary Contributions are not made under this Plan) in the ratio that each Participant's total Compensation bears to all Participants' total Compensation but not in excess of three percent of each Participant's Compensation.

                                (c)  Employee Contributions: Any employee
                                     after-tax contributions shall be allocated to the Participant's Employee Contribution Account.

                                (d)  Elective Deferrals: A Participant's
                                     Elective Deferrals during a month shall be allocated to his Elective Deferral Account as of the end of each month.

                                (e)  Forfeitures: As of the end of each Plan
                                     Year, Forfeitures which have become
                                     available during such Plan Year and are not required for allocation under Section 4.2(f) below shall be allocated to Participants or used to reduce the Employer's contributions as provided for in the Adoption Agreement.

                                (f) Forfeiture Account: If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

                                     (i)  A separate account will be established
                                          for the Participant's interest in the
                                          Plan as of the time of the
                                          distribution; and

                                     (ii) At any relevant time the Participant's
                                          nonforfeitable portion of the separate
                                          account will be equal to an amount
                                          ("X") determined by the formula:

                                              X=P(AB + (R x D)) - (R x D)

                                For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

Limitations on                  SECTION 4.3 Notwithstanding the contribution
Contributions              levels specified in Article III, no contributions
                           will be permitted in excess of the limits set forth in Article V or the limits set forth below:

Code Section 402(g)             A Participant's Elective Deferrals to this Plan
Limits and any other plan in which he may participate shall not exceed $7,000 (adjusted for cost of living increases after 1987 as provided under Code Section 402(g)(5)) in any taxable year of the Participant. To meet this limit no contribution to this Plan in excess of $7,000 (or such higher amount as adjusted for cost of living increases) shall be accepted on behalf of any Participant during a calendar year. If a Participant participates in more than one Plan, he shall notify the Committee of any Excess Elective Deferrals in a calendar year by the date specified in the Adoption Agreement. A Participant is deemed to notify the Committee of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. The Committee shall then cause the portion of such excess (and the earnings and losses attributable thereto) allocated to this Plan, together with the earnings attributable thereto, to be returned to the Participant by April 15 following the calendar year to which the Excess Elective Deferral relates.

Code Section 401(k)             The Actual Deferral Percentage, or ADP, for
Limits Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                                (a)  The ADP for Participants who are Highly
                                     Compensated Employees for the Plan Year
                                     shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                                (b)  The ADP for Participants who are Highly
                                     Compensated Employees for the Plan Year
                                     shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two percentage points.

                                The ADP for any Participant who is a Highly
                           Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in
                           Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                                For purposes of the ADP Test, compensation means
                           compensation as defined in Section 414(s) of the Code. The period during which compensation is determined for a Plan Year shall be either the Plan Year or the calendar year ending with or within the Plan Year as determined by the Committee. The period selected shall be applied uniformly to all eligible Employees.

                                In the event that this Plan satisfies the
                           requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                                For purposes of determining the ADP of a
                           Participant who is a Five Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions) and Compensation for the Plan Year of family members (as defined in Section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                                For purposes of determining the ADP test,
                           Elective Deferrals, Qualified Non-elective
                           Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

                                The Employer shall maintain records sufficient
                           to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions used in such test.

                                The determination and treatment of the ADP
                           amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Code Section 401(m)             The Average Contribution Percentage, or ACP, for
Limits Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                                (a)  The ACP for Participants who are Highly
                                     Compensated Employees for the Plan Year
                                     shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                                (b)  The ACP for Participants who are Highly
                                     Compensated Employees for the Plan Year
                                     shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two percentage points.

                                If one or more Highly Compensated Employees
                           participate in both a cash or deferred arrangement as defined in Section 401(k) of the Code and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP of those Highly Compensated Employees who also participate in the plan subject to the ACP test will be reduced (beginning with the Highly Compensated Employee whose ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Actual Deferral Percentages is reduced shall be treated as an Excess Contribution. If reduction of the ADP's of Highly Compensated Employees fails to result in the Plan's satisfying the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in the cash or deferred arrangement will next be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

                                For purposes of this Section, the Contribution
                           Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in
                           Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                                In the event that this Plan satisfies the
                           requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                                For purposes of determining the Contribution
                           Percentage of a Participant who is a Five Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amount and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in Section 414(g)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentages both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                                For purposes of determining the Contribution
                           Percentage test, Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                                The Employer shall maintain records sufficient
                           to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions used in such test.

                                The Committee shall have the responsibility for
                           monitoring compliance with this test and shall have the power to take any steps it deems appropriate to ensure compliance, including limiting the amount of salary reduction permitted by the Highly Compensated Employees or requiring that the contributions for the Highly Compensated Employees be delayed or held in escrow before being paid over to the Trustee until such time as the Committee determines that contributions can be made on behalf of the Highly

                           Compensated Employees without violating the requirements of Code section 401(k). Within two and one-half months following the end of a Plan Year the Committee shall distribute such contributions (and earnings attributable thereto) as may be in excess of the amounts required to satisfy the special nondiscrimination test under this Section, or shall make such additional contributions under Sections 3.4 and 3.5 as necessary to satisfy the test.

                                The determination and treatment of the
                           Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Distribution of                 SECTION 4.4 Notwithstanding any other provision
Excess Contributions       of this Plan, Excess Contributions, plus any income
                           and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan
                           Year to Participants to whose accounts such Excess
                           Contributions were allocated for the preceding Plan
                           Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.
                           Such distributions shall be made to Highly
                           Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

                                Excess Contributions shall be adjusted for any
                           income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-elective Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the Year and the denominator of which is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                                Excess Contributions shall be distributed from
                           the Participant's Elective Deferral Account (if applicable) in proportion to the Participant's Elective Deferrals (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess

                           Contributions exceed the balance in the Participant's Elective Deferral Account.

Distribution of                 SECTION 4.5 Notwithstanding any other provision
Excess Aggregate           of this Plan, Excess Aggregate Contributions, plus
Contributions              any income and minus any loss allocable thereto,
                           shall be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate
                           Contributions shall be allocated to Participants who are subject to the family member aggregation rules of
                           Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess
                           Aggregate Contributions are distributed more than 2
                           1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess aggregate contributions shall be treated as annual additions under the Plan.

                                Excess Aggregate Contributions shall be adjusted
                           for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Year and the denominator of which is the Participant's account balance attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and
                           (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                                Forfeitures of Excess Aggregate Contributions
                           may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement.

                                Excess Aggregate Contributions shall be
                           forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Elective Deferral Account, or both).

Notification to                 SECTION 4.6 Once each Plan Year the Committee
Participants               shall notify each Participant in writing of the
                           amounts standing to his credit in his accounts. The
                           Committee shall also advise affected Participants of any reductions in contributions or benefits arising out of the limitations of this Article IV or of
                           Article V. At such time each Participant shall be informed of the amounts in his Employer Discretionary Contribution Account and
                           Matching Contribution Account which are vested or, if no benefits have become vested, the earliest date on which the benefits can become vested. Such statement shall include a notice to the Participant of any benefits which are forfeitable if the Participant dies before a certain date.

                                    ARTICLE V

                           Limitations On Allocations

     (See Section 5.5 for special definitions applicable to this Article V.)

Limits Where No                 SECTION 5.1
Other Plan
                                (a)  If the Participant does not participate in,
                                     and has never participated in another
                                     qualified plan maintained by the Employer or a welfare benefit fund, as defined in
                                     Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code maintained by the Employer which provides an Annual Addition as defined in
                                     Section 5.5, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the contributions that would otherwise be contributed or allocated to a Participant's accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                                (b)  Prior to the determination of the
                                     Participant's actual compensation for a
                                     Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                                (c)  As soon as is administratively feasible
                                     after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

                                (d)  If, pursuant to subsection (c) or as a
                                     result of the allocation of Forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

                                     (i)  If the Participant is covered by the
                                          Plan at the end of the Limitation
                                          Year, the Excess Amount in the
                                          Participant's accounts will be used to
                                          reduce Employer contributions
                                          (including any allocation of
                                          Forfeitures) for such Participant in
                                          the next Limitation Year, and each
                                          succeeding Limitation Year if
                                          necessary.

                                     (ii) If after the application of paragraph
                                          (i) an Excess Amount still exists, and
                                          the Participant is not covered by the
                                          Plan at the end of the Limitation
                                          Year, the Excess Amount will be held
                                          unallocated in a suspense account. The
                                          suspense account will be applied to
                                          reduce future Employer contributions
                                          (including allocation of any
                                          Forfeitures) for all remaining
                                          Participants in the next Limitation
                                          Year, and each succeeding Limitation
                                          Year if necessary.

                                     (iii)If a suspense account is in existence
                                          at any time during the Limitation Year
                                          pursuant to this Section, it will not
                                          participate in the allocation of the
                                          Trust's investment gains and losses.
                                          If a suspense account is in existence
                                          at any time during a particular
                                          Limitation Year, all amounts in the
                                          suspense account must be allocated and
                                          reallocated to Participants' accounts
                                          before any Employer or any Employee
                                          contributions may be made to the Plan
                                          for that Limitation Year. Excess
                                          amounts may not be distributed to
                                          Participants or Former Participants.

Limits Where Other              SECTION 5.2
Master or Prototype
Plan                            (a)  If, in addition to this Plan, the
                                     Participant is covered under another
                                     qualified regional prototype defined
                                     contribution plan maintained by the
                                     Employer, a welfare benefit fund, as
                                     defined in Section 419(e) of the Code
                                     maintained by the Employer, or an
                                     individual medical account, as defined in
                                     Section 415(1)(2) of the Code maintained by the Employer, which provides an Annual
                                     Addition as defined in Section 5.5 during any Limitation Year, the amount of Annual
                                     Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a
                                     Participant's account under the other plans and welfare benefit funds for the same
                                     Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible
                                     Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the
                                     Annual Additions with respect to the
                                     Participant under such other defined
                                     contribution plans and welfare benefit
                                     funds in the aggregate are equal to or
                                     greater than the Maximum Permissible
                                     Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

                                (b)  Prior to the determination of the
                                     Participant's actual compensation for the
                                     Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in a manner described in
                                     Section 5.1(b).

                                (c)  As soon as is administratively feasible
                                     after the end of the Limitation Year, the Maximum Permissible Amount shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

                                (d)  If pursuant to Section 5.2(c) or as a
                                     result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                                (e)  If an Excess Amount was allocated to a
                                     Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of

                                     (i)  the total Excess Amount allocated as
                                          of such date, times

                                     (ii) the ratio of (1) the Annual Additions
                                          allocated to the Participant for the
                                          Limitation Year as of such date under
                                          this Plan, to (2) the total Annual
                                          Additions allocated to the Participant
                                          for the Limitation Year as of such
                                          date under this and all other
                                          qualified master or prototype defined
                                          contribution plans.

                                (f) Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 5.1(d).

Other Defined                   SECTION 5.3 If the Participant is covered under
Contribution Plan          another qualified defined contribution plan
                           maintained by the Employer which is not a regional prototype plan, Annual Additions allocated under this Plan on behalf of any Participant shall be limited in accordance with the provisions of Section 5.2, as though the other plan were a regional prototype plan unless the Employer provides other limitations in accordance with the Adoption Agreement.

Other Defined                   SECTION 5.4 If the Employer maintains, or at any
Benefit Plans              time maintained, a qualified defined benefit plan
                           covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed
                           1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be determined in accordance with the Adoption Agreement.

Definitions

                                SECTION 5.5 For purposes of this Article V, the
                           following definitions shall apply:

                                "Annual Additions" - The sum of the following
                           amounts allocated on behalf of a Participant for a Limitation Year:

                                (a)  Employer contributions,

                                (b) Employee contributions (but not including amounts determined to be excess elective deferrals under Code Section 402(g) which are distributed no later than the first April 15 following the close of the Participant's taxable year),

                                (c)  Forfeitures,

                                (d)  Excess contributions (including amounts
                                     recharacterized),

                                (e)  Excess aggregate contributions, and

                                (f) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 416(i) of the Code, under a welfare benefit fund, as defined in
                                     Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

                                     For this purpose, any Excess Amount applied under Sections 5.1(d) or 5.2(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

                                     "Compensation" - A Participant's earned
                                income, if a self-employed individual, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, fringe benefits, reimbursement and expense allowances, and bonuses), and excluding the following:

                                (a)  Employer contributions to a plan of
                                     deferred compensation which are not
                                     includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                                (b)  Amounts realized from the exercise of a
                                     non-qualified stock option, or when
                                     restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                                (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                                For any self-employed individual, compensation
                           will mean earned income.

                                For Limitation Years beginning after December
                           31, 1991, for purposes of applying the limitations of this Section, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such year.

                                Notwithstanding the preceding sentence,
                           compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such Participant are nonforfeitable when made.

                                "Defined Benefit Fraction" - A fraction, the
                           numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code.

                                Notwithstanding the above, if the Participant
                           was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

                                "Defined Contribution Dollar Limitation" -
                           $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Years.

                                "Defined Contribution Fraction" - A fraction,
                           the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation of such Year.

                                If the Employee was a Participant as of the end
                           of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

                                "Employer" - For purposes of this Article V,
                           Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                                "Excess Amount" - The excess of the
                           Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                                "Highest Average Compensation" - The average
                           compensation for the three consecutive Years of Service as an active Participant with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

                                "Limitation Year" - A calendar year, or the
                           12-consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                                "Maximum Permissible Amount" - The maximum
                           Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                                (a) the Defined Contribution Dollar Limitation, or

                                (b)  25 percent of the Participant's
                                     compensation for the Limitation Year.

                           The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(l)(1) or 419A(d)(2) of the Code.

                                If a short Limitation Year is created because of
                           an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                                 Number of months in the short Limitation Year
                                 ---------------------------------------------
                                                     12

                                "Projected Annual Benefit" - The annual
                           retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                                (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                                (b)  the Participant's compensation for the
                                     current Limitation Year and all other
                                     relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                "Regional Prototype Plan" - A plan the form of
                           which is the subject of a favorable opinion letter from the Internal Revenue Service.

                                   ARTICLE VI

                                    Benefits

Retirement or                   SECTION 6.1 If a Participant's employment with
Disability                 the Employer is terminated at or after he attains his
                           Normal Retirement Age, or his Early Retirement Age, or if his employment is terminated at an earlier age because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.7.

Death                           SECTION 6.2 In the event that the termination of
                           employment of a Participant is caused by his death, the entire amount then in each of his accounts shall be paid to his Beneficiary in accordance with Section
                           6.7 after receipt by the Committee of acceptable proof of death.

Termination for Other           SECTION 6.3 If a Participant's employment with
Reasons the Employer is terminated for any reason other than retirement, Disability or death, the Participant shall be entitled to the sum of:

                                (a) The entire amounts credited to his Elective Deferral Account, plus

                                (b)  The entire amounts credited to his
                                     Qualified Non-elective Contribution
                                     Account, plus

                                (c) The entire amounts credited to his Rollover Account (which consists of rollovers and transfers), plus

                                (d) The entire amount credited to his Employee Contribution Account, plus

                                (e) An amount equal to the vested portions of his Employer Discretionary Contribution Account and Matching Contribution Account.

                                For purposes of subsection (d) above, the
                           vesting schedule shall be the schedule set forth in the Adoption Agreement. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule pursuant to Article XII, each Participant shall be vested according to the pre-amendment or post-amendment schedule, whichever one may provide him with the highest percentage of vesting at any particular point in time.

                                Any Forfeitures that arise by virtue of the
                           application of this Section shall be treated in accordance with the provisions of Section 4.2.

                                Payment of benefits due under this Section shall
                           be made in accordance with Section 6.7.

Qualified Annuities             SECTION 6.4 If the Adoption Agreement indicates
For Married                that the Plan is subject to the Qualified Joint and
Participants               Survivor Annuity requirements, the provisions of this
                           Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and to such other Participants as provided below.

                                Unless an optional form of benefit is selected
                           pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

                                Unless an optional form of benefit has been
                           selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date, the Participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

                                The following definitions apply to this Section:

                                (a) "Election period" means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

                                (b)  "Earliest retirement age" means the
                                     earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                                (c) "Qualified election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity shall not be effective unless: (1) the Participant's spouse consents in writing to the election;
                                     (2) the election designates a specific
                                     Beneficiary, including any class of
                                     Beneficiaries or any contingent
                                     Beneficiaries, which may not be changed
                                     without spousal consent

                                     (or the Participant's spouse expressly
                                     permits designations by the Participant
                                     without any further spousal consent); (3) the spouse's consent acknowledges the effect of the election; and (4) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

                                          Any consent by a spouse obtained under
                                     this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below.

                                (d)  "Spouse (surviving spouse)" means the
                                     spouse or surviving spouse of the
                                     Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in
                                     Section 414(p) of the Code.

                                (e) "Annuity starting date" means the first day of the first period for which an amount is paid as an annuity or any other form.

                                (f)  "Vested account balance" means the
                                     aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions, or both at the time of death or distribution.

                                In the case of a Qualified Joint and Survivor
                           Annuity as described in this Section, the Committee shall, no less than 30 days and no more than 90 days prior to the annuity starting date, provide each Participant a written explanation of (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                                In the case of a Qualified Pre-retirement
                           Survivor Annuity, the Committee shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity.

                                The applicable period for a Participant is
                           whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; (3) a reasonable period ending after the Plan ceases to fully subsidize the cost of the Qualified Pre-retirement Survivor Annuity; (4) a reasonable period ending after this Section 6.4 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

                                For purposes of applying the preceding
                           paragraph, a reasonable period ending after the enumerated events described in (2), (3), and (4) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                                Notwithstanding the other requirements of this
                           Section 6.4, the respective notices prescribed by this Section need not be given to a Participant if
                           (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivor Annuity and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivor Annuity, and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section, the Plan fully subsidizes the costs of a benefit if no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

Special Rules For               SECTION 6.5 This Section shall apply to a
Profit Sharing Plans       Participant in a profit sharing plan, and to any
                           distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied: (1) the Participant cannot or does not elect payments in the form of a life annuity, and (2) on the death of the Participant, the Participant's vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or, if the surviving spouse has already consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant's death.
                           The account balances shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section shall not be operative with respect to the Participant in a profit sharing plan if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. If this Section is operative, then except to the extent otherwise provided below, the provisions of Section 6.4 shall be inoperative.

                                The Participant may waive the spousal death
                           benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions that would apply to the Participant's waiver of the Qualified Pre-retirement Survivor Annuity.

                                For the purposes of this Section, vested account
                           balance shall have the same meaning as provided in
                           Section 6.4(f).

Transition Rules For            SECTION 6.6
Qualified Annuities
                                (a)  Any living Participant not receiving
                                     benefits on August 23, 1984, who would
                                     otherwise not receive the benefits
                                     prescribed by Section 6.4 of this Plan must be given the opportunity to elect to have
                                     Section 6.4 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service when he terminated employment with the Employer.

                                (b)  Any living Participant not receiving
                                     benefits on August 23, 1984, who was
                                     credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid as a Qualified Joint and Survivor Annuity.

                                (c) The respective opportunities to elect must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                                (d)  Any Participant who has elected pursuant to
                                     Section 6.6(b) and any Participant who does not elect under Section 6.6(a) or who meets the requirements of Section 6.6(a) except that such Participant does not have at least 10 Years of Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                                     (i)  Automatic joint and survivor annuity.
                                          If benefits in the form of a life
                                          annuity become payable to a married
                                          Participant who:

                                          (A)  begins to receive payments under
                                               the Plan on or after Normal
                                               Retirement Age; or

                                          (B)  dies on or after Normal
                                               Retirement Age while still
                                               working for the Employer; or

                                          (C)  begins to receive payments on or
                                               after the qualified early
                                               retirement age; or

                                          (D)  separates from service on or
                                               after attaining Normal Retirement
                                               Age (or the qualified early
                                               retirement age) and after
                                               satisfying the eligibility
                                               requirements for the payment of
                                               benefits under the Plan and
                                               thereafter dies before beginning
                                               to receive such benefits;

                                          then such benefits will be paid under
                                          this Plan in the form of a Qualified
                                          Joint and Survivor Annuity, unless the
                                          Participant has elected otherwise
                                          during the election period. The
                                          election period must begin at least
                                          six months before the Participant
                                          attains qualified early retirement age
                                          and end not more than 90 days before
                                          the commencement of benefits. Any
                                          election hereunder will be in writing
                                          and may be changed by the Participant
                                          at any time.

                                     (ii) Election of early survivor annuity. A
                                          Participant who is employed after
                                          attaining the qualified early
                                          retirement age will be given the
                                          opportunity to elect, during the
                                          election period, to have a survivor
                                          annuity payable on death. If the
                                          Participant elects the survivor
                                          annuity, payments under such annuity
                                          must not be less than the payments
                                          which would have been made to the
                                          spouse under the Qualified Joint and
                                          Survivor Annuity if the Participant
                                          had retired on the day before his or
                                          her death. Any election under this
                                          provision will be in writing and may
                                          be changed by the Participant at any
                                          time. The election period begins on
                                          the later of (1) the 90th day before
                                          the Participant attains the qualified
                                          early retirement age, or (2) the date
                                          on which participation begins, and
                                          ends on the date the Participant
                                          terminates employment.

                                     (iii) For purposes of this Section
                                          qualified early retirement age is the
                                          latest of:

                                          (A)  the earliest date, under the
                                               Plan, on which the Participant
                                               may elect to receive retirement
                                               benefits,

                                          (B)  the first day of the 120th month
                                               beginning before the Participant
                                               reaches Normal Retirement Age, or

                                          (C)  the date the Participant begins
                                               participation.

Payment of Benefits             SECTION 6.7 In the event benefits become payable
                           to a Participant or, in the event of his death become payable to his Beneficiary, the Committee shall pay the benefits in such manner and at such time as the Participant or Beneficiary directs in accordance with the terms of this Section and the Adoption Agreement. Notwithstanding the preceding sentence, Elective Deferrals, Qualified Non-elective Contributions, and Income allocable to each are not distributable to a Participant or his Beneficiary, in accordance with such Participant's or Beneficiary's election earlier than upon separation from service, death, or Disability.

                                If the value of the Participant's vested account
                           balances derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balances. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date has the same meaning as provided in Section 6.4(e). The Committee shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balances are no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

                                Notwithstanding the foregoing, only the
                           Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 6.4 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balances may, with the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group without the Participant's consent.

                                An account balance is immediately distributable
                           if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                                For purposes of determining the applicability of
                           the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

                                The amount which a Participant, Former
                           Participant or Beneficiary is entitled to receive at any time and from time to time shall be paid by the Trustee at the direction of the Committee. Except as provided in Section 6.4, payments will be made in cash in accordance with any one of the following options as selected by the Employer in the Adoption Agreement and elected by the
                           Participant:

                                (a)  Lump Sum Payment. Under this option the
                                     entire balance in the Participant's
                                     accounts shall be paid in a single sum.

                                (b)  Periodic Payments. Under this option
                                     periodic payments of substantially equal amounts will be paid for a specified number of years not in excess of the number of years set forth in the Adoption Agreement (or, if less, the life expectancy of the Participant or the joint life expectancies of the Participant and his designated individual Beneficiary), in which event the unpaid balance at the end of each Plan Year shall receive an Income allocation. Such periodic payments shall be made not less frequently than annually. If permitted by the Adoption Agreement, in the event periodic payments are elected, the Participant may designate whether he wishes to have the remaining balance of his account invested in the same manner as other accounts under the Plan or invested in savings-type investments.

                                (c) Life Annuity. Under this option the entire balance in the Participant's accounts shall be used to provide payments during his lifetime with no further payments provided after his death.

                                (d)  5 Year Certain Payments. This option
                                     provides for a retirement income payable monthly during the Participant's life with the provision that in the event of his death prior to receiving 60 monthly installments, the remainder thereof shall be paid to his Beneficiary.

                                (e)  10 Year Certain Payments. This option
                                     provides for a retirement income payable monthly during the Participant's life with the provision that in the event of his death prior to receiving 120 monthly installments, the remainder thereof shall be paid to his Beneficiary.

                                (f)  15 Year Certain Payments. This option
                                     provides for a retirement income payable monthly during the Participant's life with the provision that in the event of his death prior to receiving 180 monthly installments, the remainder thereof shall be paid to his Beneficiary.

                                (g) 100% Survivor Annuity. This option provides for a retirement income payable during the Participant's life with the provision that after his death the same level of such income shall be continued during the life of, and shall be paid to, his Beneficiary.

                                (h) 75% Survivor Annuity. This option provides for a retirement income payable during the Participant's life with the provision that after his death an income at 3/4 the rate of his income shall be continued during the life of, and shall be paid to, his Beneficiary.

                                (i) 50% Survivor Annuity. This option provides for a retirement income payable during the Participant's life with the provision that after his death an income at l/2 the rate of his income shall be continued during the life of, and shall be paid to, his Beneficiary.

                                The options described in (c) through (i) above will only become operative if the Plan is subject to the requirements of Section 6.4 and do not satisfy the exception to the Qualified Joint and Survivor Annuity requirement described in Section 6.5. Furthermore, the terms of any annuity contract purchased pursuant to an option described in (c) through (i) above must comply with the Plan's requirements and must provide that such annuity contract is nontransferable when distributed.

                                     Payments shall normally begin by the April
                                1 following the calendar year during which termination of employment or death shall have occurred. Notwithstanding the foregoing, a Participant's benefits shall commence no later than the April 1 of the year following the year he reaches age 70 1/2 even if he continues in the employ of the Employer. In no event shall payments begin later than the 60th day after the close of the Plan Year in which occurs the latest of the following: (1) the Participant attains age 65 or Normal Retirement Age, if earlier; (2) the tenth anniversary of the year in which the Participant commenced participation in the Plan; (3) the termination of the Participant's service with the Employer; or (4) the date specified in writing to the Committee by the Participant or his Beneficiary (but not later than April 1 following the calendar year in which the Participant turns or would have turned age 70 1/2). Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of this Section 6.7, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

                                     Except as otherwise may be required by the
                                Qualified Joint and Survivor Annuity
                                requirements of Section 6.4, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984. All distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of
                                Section 1.401(a)(9)-2 of the regulations.

                                     The entire interest of a Participant must
                                be distributed or begin to be distributed no later than the Participant's required beginning date. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                                     (a)  the life of the Participant,

                                     (b)  the life of the Participant and a
                                          designated Beneficiary,

                                     (c)  a period certain not extending beyond
                                          the life expectancy of the
                                          Participant, or

                                     (d)  a period certain not extending beyond
                                          the joint and last survivor expectancy
                                          of the Participant and a designated
                                          Beneficiary.

                                     If a Participant's benefit is to be
                                distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                                     For calendar years beginning before January
                                1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                                     For calendar years beginning after December
                                31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to regulations Section 1.401(a)(9)-2.

                                     The minimum distribution required for the
                                Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                                     If the Participant's benefit is distributed
                                in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

                                     If the Participant dies after distribution
                                of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                                     If the Participant dies before distribution
                                of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or
                                (b):

                                     (a)  if any portion of the Participant's
                                          interest is payable to a designated
                                          Beneficiary, distributions may be made
                                          over the life or over a period certain
                                          not greater than the life expectancy
                                          of the designated Beneficiary
                                          commencing on or before December 31 of
                                          the calendar year immediately
                                          following the calendar year in which
                                          the Participant died;

                                     (b)  if the designated Beneficiary is the
                                          Participant's surviving spouse, the
                                          date distributions are required to
                                          begin in accordance with (a) above
                                          shall not be earlier than the later of
                                          (1) December 31 of the calendar year
                                          immediately following the calendar
                                          year in which the Participant died and
                                          (2) December 31 of the calendar year
                                          in which the Participant would have
                                          attained age 70 1/2.

                                     If the Participant has not made an election
                                pursuant to this Section 6.7 by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this

                                Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the surviving spouse dies after the Participant, but before payments to such spouse begin, this provision shall be applied as if the surviving spouse were the Participant.

                                     For purposes of this Section 6.7, any
                                amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority. Also for purposes of this
                                Section 6.7, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, the date distribution is required to begin to the surviving spouse). If the distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                                     For purposes of this Section, the following
                                definitions will apply:

                                     "Applicable life expectancy" means the life
                                expectancy (or joint and last survivor
                                expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                                     "Designated Beneficiary" means the
                                individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

                                     "Distribution calendar year" means a
                                calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin.

                                     "Life expectancy" means life expectancy and
                                joint and last survivor expectancy computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant or spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                                     "Participant's benefit" means the account
                                balances as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balances as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                                     "Required beginning date" means the first
                                day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (a) or (b) below:

                                     (a)  Non-Five Percent Owners. The required
                                          beginning date of a Participant who is
                                          not a Five Percent Owner is the first
                                          day of April of the calendar year
                                          following the calendar year in which
                                          the later of retirement or attainment
                                          of age 70 1/2 occurs. The required
                                          beginning date of a Participant who is
                                          not a Five Percent Owner who attains
                                          age 70 1/2 during 1988 and who has not
                                          retired as of January 1, 1989, is
                                          April 1, 1990.

                                     (b)  Five Percent Owners. The required
                                          beginning date of a Participant who is
                                          a Five Percent Owner during any year
                                          beginning after December 31,

                                          1979, is the first day of April
                                          following the later of:

                                          (i)  the calendar year in which the
                                               Participant attains age 70 1/2,
                                               or

                                          (ii) the earlier of the calendar year
                                               with or within which ends the
                                               Plan Year in which the
                                               Participant becomes a Five
                                               Percent Owner, or the calendar
                                               year in which the Participant
                                               retires.

                                     A Participant is treated as a Five Percent
                                Owner for purposes of this Section if such Participant is a Five Percent Owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year. Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent Year.

Transition Rules                SECTION 6.8 Notwithstanding the other
                           requirements of this Article and subject to the joint and survivor annuity requirements of Section 6.4 distribution on behalf of any Employee, including a Five Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                                (a) The distribution by the Trust is one which would not have disqualified such Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                                (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                                (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

                                (d) The Participant has accrued a benefit under the Plan as of December 31, 1983.

                                (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

                                          A distribution upon death will not be
                                     covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

                                          For any distribution which commences
                                     before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a) and (e).

                                          If a designation is revoked, any
                                     subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the
                                     Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and J-3 of Section 1.401(a)(9)-2 of the Income Tax Regulations shall apply.

Rollovers from Plan             SECTION 6.9 This Section applies to
                           distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

                                An eligible rollover distribution is any
                           distribution of all or any portion of the balance to the credit of the Participant except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code: and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                                An eligible retirement plan is an individual
                           retirement account described in section 408(a) of the code, an individual retirement annuity described in section 408(b) of the code, an annuity plan described in section 403(a) of the code, or a qualified trust described in section 401(a) of the code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                A Participant includes an Employee or former
                           Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Participants with regard to the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

Break in Service Rules          SECTION 6.10 In the case of a Participant who
                           has five or more consecutive one year Breaks in Service all service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balances that accrued before such Breaks in Service. Such Participant's pre-Break service will count in vesting the post-Break Employer-derived account balance only if either:

                                (a)  such Participant has any nonforfeitable
                                     interest in the account balance
                                     attributable to Employer contributions at the time of separation from service; or

                                (b)  upon returning to service the number of
                                     consecutive one year Breaks in Service is less than the number of Years of Service. Separate accounts will be maintained for the Participant's pre-Break and post-Break Employer-derived account balance. Both accounts will share in the earnings and losses of the Trust.

                                If an Employee terminates service, and the value
                           of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a Forfeiture. For purposes of this Section, if the value of an Employee's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

                                If an Employee terminates service and elects in
                           accordance with the requirements of Section 6.7, to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a Forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

                                If an Employee receives a distribution pursuant
                           to this Section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five consecutive one-year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five consecutive one-year Breaks in Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

Hardship                        SECTION 6.11
Withdrawals
                                (a) Elective Deferrals Distribution of Elective
                           Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Hardship distributions are not subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code unless the Plan is subject to such requirements.

                                The following are the only financial needs
                           considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Participant, the Participant's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

                                A distribution will be considered as necessary
                           to satisfy an immediate and heavy financial need of the Participant only if:

                                (i)  The Participant has obtained all
                                     distributions, other than hardship
                                     distributions, and all nontaxable loans
                                     under all plans maintained by the Employer;

                                (ii) All plans maintained by the Employer
                                     provide that the Participant's Elective
                                     Deferrals will be suspended for twelve
                                     months after the receipt of the hardship distribution;

                                (iii) The distribution is not in excess of the
                                     amount of an immediate and heavy financial need plus amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; and

                                (iv) All plans maintained by the Employer
                                     provide that the Participant may not make
                                     Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
                                     Section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

                                (b) Other Withdrawals. If so elected in the
                           Adoption Agreement, the Employer's matching contributions and/or discretionary contributions, and the earnings thereon, that have been allocated to an Employee's account for two or more years may be withdrawn for reasons of financial emergency under such rules as may be established by the Administrative Committee. Such rules shall be uniformly applied with respect to all Employees who request such in-service withdrawals. The Employer's contributions and the earnings thereon that have not been allocated to an Employee's accounts for at least two years may be withdrawn only for financial hardship in accordance with the rules for withdrawing Elective Deferrals on account of hardship described in subsection (a) above.

Loans to Participants           SECTION 6.12 If the Adoption Agreement permits
                           loans, the Trustee shall, when directed by the Committee, lend Trust Fund assets to a Participant or Beneficiary on the following terms:

                                (a) An application for a loan by a Participant or Beneficiary shall be made in writing to the Committee, which has full responsibility for administering the loan program, including the authority to fully review each application for a loan and the sole discretion to approve or deny such applications on the basis of the criteria set forth in this Section.

                                (b)  Loans shall be made available to all
                                     Participants and Beneficiaries on a
                                     reasonably equivalent basis. Loans to
                                     Beneficiaries shall be made only to the
                                     extent a Beneficiary has a separate account under the Plan that is derived from the Participant (e.g., following the Participant's death).

                                (c) Loans shall not be made available to Highly Compensated Employees (as defined in
                                     Section 414(q) of the Code) in an amount greater than the amount made available to other Participants.

                                (d) Loans must be adequately secured and bear a rate of interest commensurate with the rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates granted at different times and to Participants in differing circumstances may vary depending on such differences. Collateral for each loan will be the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note, including interest, payable to the order of the Trustee.

                                (e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

                                (f) Loans may be restricted in number or have minimum dollar requirements as may be specified in the Adoption Agreement.

                                (g)  If the Plan is subject to the joint and
                                     survivor rules of Code sections 401(a)(11) and 417, a Participant must obtain the consent of his spouse, if any, to use the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal or other revision of the loan.

                                (h)  If a valid spousal consent has been
                                     obtained in accordance with (g), then,
                                     notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balances payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

                                (i) No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (2) one-half of the present value of the nonforfeitable account balance of the Participant or Beneficiary. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), 414(m) and 414(o) of the
                                     Code are to be aggregated.

                                (j)  Any loan will by its terms require
                                     repayment (principal and interest) to be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

                                (k)  A loan shall be treated as a directed
                                     investment by the borrower with respect to his account with the interest paid on the loan being credited to the account and the amount outstanding on the loan not otherwise sharing in the income of the Trust.

                                (l) An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

                                (m)  No loans will be made to any
                                     shareholder-employee or Owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of
                                     Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

Designation of                  SECTION 6.13 If a Participant is married his
Beneficiary                Beneficiary shall be his spouse who shall be entitled
                           to his remaining account balance upon the Participant's death. Upon the written election of the Participant, with his spouse's written consent, a Participant may designate another Beneficiary. This election and consent must either be notarized or be witnessed by a Plan representative and returned to the Committee. If such election has been made or if the Participant is not married, the Participant may from time to time designate any person or persons
                           (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary to whom his Plan benefits shall be paid if he dies before receipt of all such benefits.
                           Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation other than the spouse, no matter how effected, shall not require the consent of any designated Beneficiary.

                                If any unmarried Participant fails to designate
                           a Beneficiary in the manner provided above, or if the Beneficiary predeceases the Participant or dies before complete distribution of the Participant's benefits, the Committee, in its discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) to either:

                                (a) Any one or more or all of the next of kin (including the surviving spouse) of such Participant in such proportions as the Committee determines; or

                                (b)  The estate of the last to die of such
                                     Participant and his Beneficiary or
                                     Beneficiaries.

QDRO's                          SECTION 6.14 Benefits shall be payable under
                           this Plan to an alternate payee pursuant to the terms of any qualified domestic relations order. The Committee has the responsibility for determining if a domestic relations order is qualified and whether its payment terms are consistent with the terms of the Plan. If appropriate, the amounts subject to a QDRO may be segregated from the Participant's accounts and placed in a separate account for the benefit of the alternate payee who shall thereupon be treated for Plan purposes as a Participant.

Benefits Affected by            SECTION 6.15 If this Plan is integrated with
Subsequent Social          Social Security pursuant to the Adoption Agreement,
Security Changes           any benefits which are being paid to a Participant,
                           Former Participant, Beneficiary or Contingent
                           Annuitant under this Plan and the vested benefit of a Participant or Former Participant who has separated from the service of the Employer shall not be decreased by reason of any post-separation increase in the benefit levels or the wage base under Title II of the Social Security Act effective after the later of September 2, 1974, or the date of first receipt of any benefit provided by this Plan. In the case of a Participant who separates from the service of the Employer with a vested benefit and who returns to employment and participation in the Plan, his vested benefit shall not be decreased by reason of any post-separation increase in Social Security benefit levels or the wage base effective after September 2, 1974, and during separation from service which would decrease the benefits to which he would have been entitled had he not returned to service after his separation.

                                   ARTICLE VII

                                   Trust Fund

Exclusive Benefit of            SECTION 7.1 All contributions under this Plan
Participants               shall be paid to the Trustee and deposited in the
                           Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former
                           Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

                                Any contribution made by the Employer because of
                           a mistake of fact must be returned to the Employer within one year of the contribution.

                                In the event that the Commissioner of Internal
                           Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                                All Employer contributions to this Plan are made
                           contingent upon their deductibility under the Code. Any contribution which is disallowed as a deduction shall, upon the request of the Committee, be returned to the Employer (to the extent disallowed) within one year of the disallowance of the deduction.

Insurance Contracts             SECTION 7.2 In the event the Committee
                           authorizes the purchase of life insurance as an investment under this Plan, the Trustee shall, upon the Committee's direction, apply up to 24.9 percent of the contributions by or on behalf of a Participant each Year to the purchase of or the payment of premiums on term life insurance contracts on the life of such Participant. If ordinary life insurance is purchased, up to 49.9 percent of the contributions may be used to pay the premiums on such policies. Each such contract shall be purchased, effective on the first day of each Plan Year, from any legal reserve life insurance company designated by the Trustee which is authorized to do business in the state in which the Employer's principal place of business is located.

                                If, pursuant to the rules of the designated
                           company, no contract can be purchased, or if the Participant elects not to have any insurance purchased on his behalf, the amounts that would otherwise have been used for premium payments shall be invested by the Trustee in accordance with the Trust

                           Agreement. If a Participant does not qualify for insurance at standard rates, the Trustee, if the Committee so directs, may purchase a contract for a reduced face amount. Coverage shall also be reduced by converting a portion of the life insurance to paid-up insurance, if in any Plan Year the Participant's contribution is such that a premium payment in such Plan Year would exceed the percentage limitation.

                                All contracts purchased pursuant to this Section
                           shall be allocated to the account of the insured Participant from which the premium payments are being made. The Trustee shall for all purposes be the complete and absolute owner of all such contracts and shall possess all incidents of ownership, including the right to designate the Beneficiary and to exercise all other rights under the contracts. The Trustee shall not exercise any loan rights under a contract except for the benefit of a Participant insured by such contract.

                                (a)  Ordinary Life - For purposes of these
                                     incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 1/2 of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums attributable to them.

                                (b) Term and Universal Life - No more than 1/4 of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

                                (c)  Combination - The sum of 1/2 of the
                                     ordinary life insurance premiums and all other life insurance premiums will not exceed 1/4 of the aggregate Employer contributions allocated to any Participant.

                                Subject to Article 6.4, the contracts on a
                           Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

                                The Trustee shall apply for and will be the
                           owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section
                           6.4. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall contro1.

                                Any dividends or credits earned on insurance
                           contracts will be allocated to the Participant's account derived from Employer contributions for whose benefit the contract is held.

                                Each Employee will have a ratable interest in
                           all assets of the Trust.

Investment of Participant       SECTION 7.3 All amounts allocated to a
Accounts Participant's accounts that are not used to purchase life insurance may be subject to the investment direction of the Participant as provided in this Section and the Adoption Agreement. For this purpose, the Trustee shall establish any equity, fixed income or other investment funds requested by the Committee.

                                All Participant investment directions shall be
                           made to the Committee at such time and under such terms and conditions as the Committee, after consultation with the Trustee, may prescribe, provided that all such rules shall be uniformly applicable to all Participants.

                                  ARTICLE VIII

                 Administrative Committee and Other Fiduciaries

Appointment of                  SECTION 8.1 The Board shall appoint an
Committee                  Administrative Committee to administer the Plan. Any
                           person, including an officer or other employee of the Employer, is eligible for appointment as a member of the Committee. Such members shall serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board.
                           Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board.

Named Fiduciary                 SECTION 8.2 The Committee shall be the Named
and Plan                   Fiduciary and Plan Administrator as these terms are
Administrator              used in the Employee Retirement Income Security Act
                           of 1974. The Committee shall appoint a Secretary, who need not be a member of the Committee, who shall be the agent for the service of legal process.

Powers and Duties of            SECTION 8.3 The Committee shall administer the
 Committee                 Plan in accordance with its terms and shall have all
                           powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board or some other person. The Committee's powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons.

                                The Committee shall notify the Trustee of the
                           liquidity and other requirements of the Plan from time to time.

Operation of Committee          SECTION 8.4 The Committee shall act by a
                           majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting. Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of the Committee. A member of the Committee who is also a Participant shall not vote on any question relating specifically to himself. Any such question shall be decided by the majority of the remaining members of the Committee. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

Power to Appoint Advisers       SECTION 8.5 The Committee and/or Trustee may
                           appoint such actuaries, accountants, attorneys and other persons as it deems necessary or desirable in connection with the administration of this Plan and Trust. Such persons may, but need not, be performing services for the Employer and/or Trustee. The Committee and/or Trustee shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such actuary, accountant, attorney or other specialist.

Expenses of Committee           SECTION 8.6 The members of the Committee shall
                           serve without compensation for services as such, but their reasonable expenses shall be paid by the Employer. All other reasonable expenses of the Committee in administering the Plan shall be paid by the Employer, including, but not limited to, fees of actuaries, accountants, attorneys, and other specialists.

Duties of Fiduciaries           SECTION 8.7 All fiduciaries under the Plan and
                           Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan and Trust insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

Liability of Members            SECTION 8.8 Neither the Trustee nor any member
                           of the Committee shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary duty. To the extent not covered by insurance, the Employer shall indemnify each member of the Committee and any employee acting on its behalf against any and all claims, loss, damages, expense, and liability arising from any action or failure to act.

Allocation of                   SECTION 8.9 The Board, Committee, Investment
Responsibility             Manager and Trustee possess certain specified powers,
                           duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan and Trust that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its own fiduciary duty. Generally, the Board shall be responsible for appointing the Committee, the Investment Manager and the Trustee and for their removal, and for amending and terminating the Adoption Agreement and Trust. The Committee is responsible for administering the Plan as described herein; and the Trustee or the Investment Manager, as the case may be, is responsible for the management and control of the Trust Fund as specifically provided in the Trust Agreement. The
                           Sponsor is responsible for amending or terminating this Prototype Plan and its associated Trust
                           Agreement. The Board and Committee may designate persons, including committees, other than named fiduciaries to carry out fiduciary responsibilities
                           (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) under the Plan.

Claims Review                   SECTION 8.10 The Committee shall maintain a
Procedure                  procedure under which any Participant or Beneficiary
                           may assert a claim for benefits under the Plan. Any such claim shall be submitted in writing to the Committee within such reasonable period as the rules of the Committee may provide. The Committee shall take action on the claim within 60 days following its receipt and if it is denied shall at such time give the claimant written notice which clearly sets forth the specific reason or reasons for such denial, the specific Plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is needed, and an explanation of the Plan's claims review procedure. The review procedure shall allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and the Committee shall make its decision based on such review within 60 days (120 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for the Committee's decision.

                                   ARTICLE IX

                                   Amendments

         The Employer through its Board reserves the right to make from time to time any amendment to its Adoption Agreement which does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, provided, however, that the Board may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with applicable laws. The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason will no longer participate in this Plan and will be considered to have an individually designed plan. The Sponsor may amend any part of the Plan. Such amendments shall be effective when communicated to the Trustee or Employer as the case may be, except that the Sponsor possesses the sole authority to make such amendments which it deems necessary to enable the Plan and Trust to meet the requirements of applicable laws and regulations.

         No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of or after the date such amendment is adopted or the date it becomes effective.

                                    ARTICLE X

             Successor Employer and Merger or Consolidation of Plans

Successor Employer              SECTION 10.1 In the event of the dissolution,
                           merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

Plan Assets                     SECTION 10.2 In the event of any merger or
                           consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust Fund after September 2, 1974, to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                                (a)  each Participant will receive a benefit
                                     immediately after the merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if this Plan had terminated);

                                (b) resolutions of the Boards of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                                (c)  such other plan and trust are qualified
                                     under Sections 401(a) and 501(a) of the
                                     Code.

                                   ARTICLE XI

                                Plan Termination

Right to Terminate              SECTION 11.1 In accordance with the procedures
                           set forth in this Article, and consistent with the provisions of Title IV of ERISA, the Board may terminate the Plan or its participation in this prototype Plan at any time. In the event of dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 10.1.

Partial Termination             SECTION 11.2 Upon termination of the Plan with
                           respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants or Former Participants with respect to which the Plan is being terminated the proportionate interest of such persons in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits in accordance with Section 11.4.

Discontinuance                  SECTION 11.3 In the event of a complete
of Employer                discontinuance of contributions under the Plan, the
Contributions              account balances of each affected Participant will be
                           nonforfeitable.


Liquidation of                  SECTION 11.4 Upon a complete or partial
the Trust Fund             termination of the Plan or discontinuance of Employer
                           contributions, the accounts of all Participants affected thereby shall become fully vested, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.
                           Such distributions shall be made in accordance with the modes of distribution provided in Article VI.

Manner of Distribution          SECTION 11.5 To the extent that no
                           discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities, or other assets in kind, as the Committee, pursuant to the provisions of Section 6.7, may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

                                   ARTICLE XII

                              Top-Heavy Provisions

Rules to Apply                  SECTION 12.1 Notwithstanding any other relevant
if Plan Top-Heavy          provision of this Plan to the contrary, the following
                           rules will apply for any Plan Year that the Plan becomes "top-heavy" (as defined in Section 12.2):

                                (a) Vesting. For any Plan Year in which this Plan is top-heavy, one of the minimum vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. In the event the Plan is no longer top-heavy, this vesting schedule will continue to apply to the Plan and will not convert to a different vesting schedule. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of
                                     Section 416 and benefits accrued before the Plan became top-heavy. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee's account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.

                                (b) Minimum Contributions. Except as otherwise provided below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the key employee's Compensation, allocated on behalf of any key employee for that Year. The minimum allocation is determined without regard to any Social Security contribution, and, beginning January 1, 1989, without regard to Elective Deferrals or Matching Contributions that may be made to the Plan on behalf of a Participant. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year because of
                                     (1) the Participant's failure to complete
                                     1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) compensation less than a stated amount.

                                          For purposes of computing the minimum
                                     allocation, Compensation shall mean
                                     Compensation as defined in Section 1.12 of the Plan.

                                          The minimum contribution shall not be
                                     made to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

                                          The minimal contribution shall not be
                                     made to any Participant who was not
                                     employed on the last day of the Plan Year.
                                     The minimum allocation required (to the
                                     extent required to be nonforfeitable under
                                     Section 416(b)) may not be forfeited under
                                     Section 411(a)(3)(B) or 411(a)(3)(D).

                                (c)  Limitation on Benefits. In applying the
                                     dollar limitations under Section 415(e) of the Code, the 1.25 limitation shall be supplanted by a 1.0 limitation.

                                (d) Maximum Compensation. The maximum annual compensation of each Employee that may be taken into account under the Plan shall not exceed $200,000 (or such larger amount based on cost of living adjustments as may be permitted under the Code).

Definitions                     SECTION 12.2  For purposes of this Section, the
                           following definitions will apply:

                                (a) "Key employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under
                                     Section 415(c)(1)(A) of the Code, a Five
                                     Percent Owner, or a one-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four preceding Plan Years. The determination of who is a key employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                                (b)  "Top-heavy plan". For any Plan Year
                                     beginning after December 31, 1983, this
                                     Plan is top-heavy if any of the following conditions exists:

                                     (i)  If the top-heavy ratio for this Plan
                                          exceeds 60 percent and this Plan is
                                          not part of any required aggregation
                                          group or permissive aggregation group
                                          of plans.

                                     (ii) If this Plan is a part of a required
                                          aggregation group of plans but not
                                          part of a permissive aggregation group
                                          and the top-heavy ratio for the group
                                          of plans exceeds 60 percent.

                                     (iii) If this Plan is a part of a required
                                          aggregation group and part of a
                                          permissive aggregation group of plans
                                          and the top-heavy ratio for the
                                          permissive aggregation group exceeds
                                          60 percent.

                                (c) Top-heavy ratio:

                                     (i)  If the Employer maintains one or more
                                          defined contribution plans (including
                                          any Simplified Employee Pension Plan)
                                          and the Employer has not maintained
                                          any defined benefit plan which during
                                          the 5-year period ending on the
                                          determination date(s) has or has had
                                          accrued benefits, the top-heavy ratio
                                          for this Plan alone or for the
                                          required or permissive aggregation
                                          group as appropriate is a fraction,
                                          the numerator of which is the sum of
                                          the account balances of all key
                                          employees as of the determination
                                          date(s) (including any part of any
                                          account balance distributed in the
                                          5-year period ending on the
                                          determination date(s)), and the
                                          denominator of which is the sum of all
                                          account balances (including any part
                                          of any account balance distributed in
                                          the 5-year period ending on the
                                          determination date(s)), both computed
                                          in accordance with Section 416 of the
                                          Code and the regulations thereunder.
                                          Both the numerator and denominator of
                                          the top-heavy ratio are increased to
                                          reflect any contribution not actually
                                          made as of the determination date, but
                                          which is required to be taken into
                                          account on that date under Section 416
                                          of the Code and the regulations
                                          thereunder.

                                     (ii) If the Employer maintains one or more
                                          defined contribution plans (including
                                          any Simplified Employee Pension Plan)
                                          and the Employer maintains or has
                                          maintained one or more defined benefit
                                          plans which during the 5-year period
                                          ending on the determination date(s)
                                          has or has had any accrued benefits,
                                          the top-heavy ratio for any required
                                          or permissive aggregation group as
                                          appropriate is a fraction, the
                                          numerator of which is the sum of
                                          account balances under the aggregated
                                          defined contribution plan or plans for
                                          all key employees, determined in
                                          accordance with (i) above, and the
                                          present value of accrued benefits
                                          under the aggregated defined benefit
                                          plan or plans for all key employees as
                                          of the determination date(s), and the
                                          denominator of which is the sum of the
                                          account balances under the aggregated
                                          defined contribution plan or plans for
                                          all Participants, determined in
                                          accordance with (i) above, and the
                                          present value of accrued benefits
                                          under the defined benefit plan or
                                          plans for all Participants as of the
                                          determination date(s), all determined
                                          in accordance with

                                          Section 416 of the Code and the
                                          regulations thereunder. The accrued
                                          benefits under a defined benefit plan
                                          in both the numerator and denominator
                                          of the top-heavy ratio are increased
                                          for any distribution of an accrued
                                          benefit made in the 5-year period
                                          ending on the determination date.

                                     (iii) For purposes of (i) and (ii) above
                                          the value of account balances and the
                                          present value of accrued benefits will
                                          be determined as of the most recent
                                          valuation date that falls within or
                                          ends with the 12-month period ending
                                          on the determination date, except as
                                          provided in Section 416 of the Code
                                          and the regulations thereunder for the
                                          first and second plan years of a
                                          defined benefit plan. The account
                                          balances and accrued benefits of a
                                          Participant (1) who is not a key
                                          employee but who was a key employee in
                                          a prior year, or (2) who has not been
                                          credited with at least one Hour of
                                          Service with any employer maintaining
                                          the Plan at any time during the 5-year
                                          period ending on the determination
                                          date will be disregarded. The
                                          calculation of the top-heavy ratio,
                                          and the extent to which distributions,
                                          rollovers, and transfers are taken
                                          into account will be made in
                                          accordance with Section 416 of the
                                          Code and the regulations thereunder.
                                          Deductible employee contributions will
                                          not be taken into account for purposes
                                          of computing the top-heavy ratio. When
                                          aggregating plans the value of account
                                          balances and accrued benefits will be
                                          calculated with reference to the
                                          determination dates that fall within
                                          the same calendar year.

                                               The accrued benefit of a
                                          Participant other than a key employee
                                          shall be determined under (1) the
                                          method, if any, that uniformly applies
                                          for accrual purposes under all defined
                                          benefit plans maintained by the
                                          Employer, or (2) if there is no such
                                          method, as if such benefit accrued not
                                          more rapidly than the slowest accrual
                                          rate permitted under the fractional
                                          rule of Section 411(b)(1)(C) of the
                                          Code.

                                     (d)  "Permissive aggregation group" means
                                          the required aggregation group of
                                          plans plus any other plan or plans of
                                          the Employer which, when considered as
                                          a group with the required aggregation
                                          group, would continue to satisfy the
                                          requirements of Sections 401(a)(4) and
                                          410 of the Code.


                                     (e)  "Required aggregation group" means (1)
                                          each qualified plan of the Employer in
                                          which at least one key employee
                                          participates or participated at any
                                          time during the determination period
                                          (regardless of whether the plan has
                                          terminated), and (2) any other
                                          qualified plan of the Employer which
                                          enables a plan described in (i) to
                                          meet the requirements of Sections
                                          401(a)(4) or 410 of the Code.

                                     (f)  "Determination date" means, for any
                                          Plan Year subsequent to the first Plan
                                          Year, the last day of the preceding
                                          Plan Year. For the first Plan Year of
                                          the Plan, the determination date is
                                          the last day of that Year.

                                     (g)  "Valuation date" means the Valuation
                                          Date defined in Section 1.59.

                                     (h)  "Present Value" means the present
                                          value based only on the interest and
                                          mortality rates specified in the
                                          Adoption Agreement.

Relationship of                 SECTION 12.3 If the Plan's top-heavy status
 the Normal and            changes and this change alters the Plan's normal
 Top-Heavy                 vesting schedule, no Participant's vested accrued
 Vesting Schedules         benefit immediately prior to such change in status
                           shall be diminished on account of the change in the vesting schedule. In addition, the vesting for each Participant in the Plan at the time of the change in status shall be determined under whichever schedule provides the greatest vested benefit at any particular point in time.

Participation                   SECTION 12.4 A non-key employee who participates
in Other Plans             in both this Plan and another top-heavy plan
                           maintained by the Employer shall not be entitled to receive minimum benefits and/or minimum contributions under all such plans. If the other plan is a defined contribution plan, the minimum contribution required shall be satisfied if the total contributions to both plans satisfy the minimum contribution requirement.
                           If the other plan is a defined benefit plan, the minimum shall be satisfied in either the defined benefit plan or in this Plan as specified in the Adoption Agreement.

                                  ARTICLE XIII

                                  Miscellaneous

Nonguarantee of                 SECTION 13.1 Nothing contained in this Plan
 Employment                shall be construed as a contract of employment
                           between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to discharge any of its Employees, with or without cause.

Rights to Trust Assets          SECTION 13.2 No Participant, Former Participant
                           or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Former Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits provided for in this Plan shall be made solely out of the assets of the Trust Fund.

Nonalienation of Benefits       SECTION 13.3 No benefit or interest available
                           hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

Governing Law                   SECTION 13.4 To the extent not pre-empted by
                           federal law, this Plan and the associated Adoption Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

Qualified Plans Only            SECTION 13.5 The use of this prototype Plan and
                           its associated Trust shall be available only to the plans of Employers which meet the requirements of the Code, as amended, as well as other rules governing qualified plans, and if the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype Plan and will be considered an individually designed plan.

                           ADOPTION AGREEMENT FOR THE
                                NIXON PEABODY LLP
                   NON-STANDARDIZED REGIONAL PROTOTYPE 401(k)
                             RETIREMENT SAVINGS PLAN

         By filling out and signing this adoption agreement, the employer adopts the Nixon Peabody LLP Non-Standardized Regional Prototype 401(k) Retirement Savings Plan for the benefit of its employees who are eligible to participate. Blank spaces must be filled in and boxes must be checked [|X|] as appropriate to fit the employer's specific plan design.

EMPLOYER INFORMATION

         Name and Address:                  Financial Institutions, Inc.

                                            220 Liberty Street

                                            Warsaw, New York  14569

         Telephone:                         (716) 786-1100

         Type of Business Entity (corporation, partnership, etc.):  Corporation

         Employer Tax I.D. No.:             16-0816610

         Fiscal Year Ends:                  12/31

         Related Entities (if any):         First Tier Bank & Trust

                                            The Pavilion State Bank

                                            The National Bank of Geneva

                                            Wyoming County Bank

Related Entities covered by this Plan (if any) (a participating entity is responsible for making contributions on behalf of its employees who participate in the plan.):

                                            First Tier Bank & Trust

                                            The Pavilion State Bank

                                            The National Bank of Geneva

                                            Wyoming County Bank

PLAN INFORMATION (Section references are to the prototype plan document.)

         Name of plan:                      Financial Institutions, Inc.
                                                401(k) Plan

         Plan number:                       002

         Name and address of trustees:     Peter G. Humphrey   Randolph C. Brown

                                           Thomas L. Kime      W.J. Humphrey III

                                           Jon J. Cooper

                                           c/o Financial Institutions, Inc.

                                           220 Liberty Street

                                           P.O. Box 227

                                           Warsaw, New York  14569

         The plan year ends (Section 1.60):          December 31

If you wish the plan's limitation year (Section 5.5) to be different than the plan year, enter the limitation year end here:
                                               -------------------------------.

         Title or name of plan administrator(s) (if the employer, so state):

                                            Administrative Committee as
                                            appointed by the Board

                                            220 Liberty Street

                                            Warsaw, New York  14569

         Telephone of administrator (if not the employer):

         COMPLETE ONE OF THE FOLLOWING:

         |_|      This is a new plan with an effective date of
                                                               ----------------.

         |X| This is an amended and restated plan with an effective date for the amendment and restatement of 1/1/98. The effective date of the original plan was 1/1/86.

ELIGIBILITY REQUIREMENTS (Section 2.1):

         COVERAGE (select one):

         |_|      This plan covers all employees.

         |X| This plan covers all employees except (check as many as apply):

                  |_| Employees included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if less than two percent of the employees of the employer who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9(g) of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

                  |X|      leased employees.

                  |_| employees who are nonresident aliens (within the meaning of Code section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code section 911(d)(2)) from the employer which constitutes income from sources within the United States (within the meaning of Code section 861
                           (a)(3)).

                  |X| other employees (please specify). Any person treated by the employer as an independent contractor even if a court or agency should treat the person as an employee for other purposes.

         WAITING PERIOD FOR EMPLOYEE ELECTIVE DEFERRALS (select one):

                  |X|      no waiting period.

                  |_|      one year of service.

                  |X|      other (specify period which is less than one year)1

                           ----------------------------------------------------.

         WAITING PERIOD FOR EMPLOYER CONTRIBUTIONS (select one):

                  |_|      no waiting period.

--------------------------------------

1 If a waiting period of less than one year, there can be no hours of service requirement for eligibility purposes. Employees must be eligible to participate regardless of the number of hours of service completed during the waiting period.

                  |_|      one year of service.

                  |_|      two years of service.2

                  |X|      other (specify period which is less than one year)1/:
                           An employee will be eligible for an allocation of the employer's matching contribution as of the first anniversary of his date of hire.

         AGE (select one):

                  |_|      No minimum age required.

                  |X|      Age (fill in)  20 1/2.3

         CHECK ONE OF THE FOLLOWING IF DESIRED:

                  |_| All employees covered by the plan who are employees on the plan's effective date shall be eligible to make elective deferrals regardless of whether they have met the waiting period or age requirements.

                  |_| All employees covered by the plan who are employees on the plan's effective date shall be eligible to make elective deferrals and share in the employer's contributions regardless of whether they have met the waiting period or age requirements.

         COMPUTATION OF HOURS OF SERVICE:

                  For purposes of determining service under the plan, an employee's hours of service (Section 1.37) will be calculated under the method selected below (select one):

         |X| On the basis of actual hours for which he or she is paid or entitled to payment.

         |_| On the basis of days worked. An employee will be credited with ten (10) hours of service if under Section 1.37 of the plan he or she would be credited with at least one (1) hour of service during the day.

         |_| On the basis of weeks worked. An employee will be credited with forty-five (45) hours of service if under Section 1.37 of the plan he or she would be credited with at least one (1) hour of service during the week.

----------------------------------

2 For receiving a portion of the employer's contribution, the waiting period may be two years provided there is immediate vesting.

3 The age requirement may not exceed 21 except for a plan maintained exclusively for employees of an educational institution by an employer which is exempt from tax under Section 501(a) of the Code which may use an age requirement of 26, provided that participants are 100% vested at all times.

         |_| On the basis of semi-monthly payroll periods. An employee will be credited with ninety-five (95) hours of service if under
                  Section 1.37 of the plan he or she would be credited with at least one (1) hour of service during the semi-monthly payroll period.

         |_| On the basis of months worked. An employee will be credited with one hundred ninety (190) hours of service if under
                  Section 1.37 of the plan he or she would be credited with at least one (1) hour of service during the month.

         ENTRY DATE (Section 1.28) (select one):

                  An employee who has met the plan's eligibility requirements will become a plan participant on (select one):

         |X|      the first day of the next month.

         |_|      the first day of the next quarter (i.e. the next       ,    ,
                          or        [insert the month and day on which each of
                  the plan quarters begins]).

         |_|      the last day of the next quarter (i.e. the next        ,     ,
                           or        [insert the month and day on which each of
                  the plan quarters ends]).

         |_|      the first day of the next semi-annual period (i.e. the next
                     or         [insert the month and day on which the plan year
                  and third quarter begin]).

         |_|      the last day of the next semi-annual period (i.e. the next
                  or        [insert the month and day on which the plan year and
                  second quarter end]).

         |_| the first day of the next year (may be used only if the waiting period is six months or less).

         |_| the last day of the current year (may be used only if the waiting period is six months or less).

COMPUTATION OF YEARS OF SERVICE:

                  An employee will be credited with a full year of service (Section 1.61) after completing the following number of hours of service (Section 1.37) in that year (select one):

         |X|      One hour of service.

         |_|      1000 hours of service.

         |_|      Other (please specify a number of hours less than 1000):

         Check the following if desired:

         |_| An employee who is rehired shall be given credit for all pre-termination years of service for eligibility and vesting purposes. (If not checked service for certain persons who terminated without vested benefits can be disregarded).

SALARY DEFERRAL ELECTIONS:

         A plan participant may elect to begin elective deferrals (Section 3.2) effective on the first day of the first payroll period beginning after (select one):

         |X|      his entry date.

         |_|      the first day of any month following his entry date.

         |_|      the first day of any plan quarter following his entry date.

         |_| the first day of any plan semi-annual period following his entry date.

         |_| the first day of any plan year following his entry date (may be elected only if the waiting period is six months or less).

         A plan participant may elect to modify elective deferrals (Section 3.2) effective on the first day of the first payroll period beginning after (select one):

         |X|      the first day of any month.

         |_|      the first day of any plan quarter.

         |_|      the first day of any plan semi-annual period.

         |_|      the first day of any plan year.

         COMPLETE THE FOLLOWING, IF DESIRED:

                  Plan participants may modify the amount of their elective
         deferrals a maximum of        times during any       (no period greater
         than a year).

COMPENSATION (Section 1.12) (select one) (if this is an integrated plan, you must check Total Compensation.):

         |X|      Total Compensation

         |_|      Base Salary or Wages

         |_| Base Salary or Wages plus one or more of the following amounts as checked:

                  |_|      overtime

                  |_|      bonuses

                  |_|      commissions

                  |_|      other (please specify):

         |_|      Income Tax Withholding Wages

Impact of salary reductions on Compensation (select one):

         |X| An employee's compensation shall equal the amount determined above before any salary reduction under this or any other salary reduction plan.

         |_| An employee's compensation shall equal the amount determined above reduced by elective deferrals under this plan.

         |_| An employee's compensation shall equal the amount determined above reduced by salary reduction contributions to this and to all other 401(k) plans, simplified employee pension plans, cafeteria plans and 403(b) plans.

         NEW PARTICIPANTS:

                  For contribution purposes, an employee's compensation during the year he or she first becomes a participant shall consist of (select one):

         |_|      Compensation for the entire plan year.

         |X|      Compensation paid only after participation begins.

CONTRIBUTIONS

         ELECTIVE DEFERRALS (Section 3.2):

         |X| Employees may make elective deferrals subject to the following limitations (complete one or more as desired):

                  |X| Elective deferrals may be in any whole percentage of compensation up to 15 percent of compensation.

                  |_| Elective deferrals must be in even increments of dollars.

                  |X| The minimum percentage of compensation which may be deferred is 3 percent.

                  |_|      The minimum dollar amount of compensation which may
                           be deferred is $          per pay period.

                  |_| The maximum amount of the compensation which may be deferred, subject to any limitations in the plan, is
                           $           .

                  |X| Participants may make separate elective deferrals out of bonuses in amounts up to 100 percent of each bonus, subject to plan limitations.

         ROLLOVER CONTRIBUTIONS (Section 3.5) (check one of the following if desired):

                  |X| All employees who have met the eligibility requirements of the plan except for the waiting period requirement, if any, may make rollover contributions.

                  |_| Only those employees who have satisfied the eligibility requirements of the plan may make rollover contributions.

         MATCHING CONTRIBUTIONS (Section 3.3):

         COMPLETE THIS SECTION ONLY IF THE EMPLOYER WILL MAKE MATCHING CONTRIBUTIONS (select one):

                  |X| The employer will contribute 25 percent (e.g. 25%, 50%, 66 2/3%, etc.) of a participant's elective deferrals up to a maximum matching contribution that will not exceed (select one):

                             2     percent of the participant's compensation or

                            ___    dollars.

                  |_| The employer will match a participant's elective deferrals on a tiered basis, as follows:

                           |_|      The employer will contribute    % (e.g. 25%,
                                    50%, 66 2/3%, etc.) of the first    % of the
                                    participant's compensation, or $    , that
                                    the participant has elected to defer into the plan.

                           |_|      The employer will contribute      % (e.g.
                                    25%, 50%, 66 2/3%, etc.) of the next    % of
                                    the participant's compensation, or $       ,
                                    that the participan has elected to defer into the plan.

                           |_|      The employer will contribute      % (e.g.
                                    25%, 50%, 66 2/3%, etc.) of the next   % of
                                    the participant's compensation, or $       ,
                                    that the participant has elected to defer into the plan.

                  |_| The employer, in its discretion, may make matching contributions to the plan in any amount. Such contributions will be allocated pro rata to each participant who has made elective deferrals during the year based on his or her compensation compared to total participant compensation for the year.

                  |X| The employer, in its discretion, may make matching contributions to the plan in any amount. Such contributions will be allocated to each participant in the ratio that the total of his or her elective deferrals for the year bears to the total elective deferrals made by all participants for the year. However, no participant will receive an allocation with respect to elective deferrals that exceed N/A % of his or her compensation for the year.

         DISCRETIONARY CONTRIBUTIONS (Section 3.1):

                  COMPLETE THIS SECTION ONLY IF THE EMPLOYER MAY MAKE DISCRETIONARY CONTRIBUTIONS:

                  |_| The employer, in its discretion, may make contributions to the plan in any amount of dollars, percentage of compensation, or percentage of profits which it may determine as of the last day of the plan year.

                  Discretionary contributions shall be allocated (Section 4.2(b)) (select one):

                           |_| pro rata to each participant based on his or her compensation compared to total participant compensation.

                           |_| on a basis that takes into account permitted disparity (Section 4.2(b)). The integration level under this option shall be (choose one):

                                    |_|     Social Security Taxable Wage Base.

                                    |_|     $                (cannot exceed the
                                            Social Security Taxable Wage Base).

         PROCEDURES TO MEET IRS TESTING REQUIREMENTS (Select one or more as desired):

                  |X| The employer may make qualified non-elective contributions (Section 3.4) as follows (select one):

                           |_|         % of the compensation of all participants
                                    eligible to share in the allocation.

                           |_|          % of the employer's net profits for the
                                    plan year, up to a maximum of $            .

                           |X| A discretionary amount determined by the employer.

                                    Such contributions shall be allocated as follows:

                                    |X|     The contribution shall be allocated
                                            to the accounts of all non-highly
                                            compensated employees in the ratio
                                            that each such employee's
                                            compensation bears to the
                                            compensation of all such employees.

                                    |_|     The contribution shall be allocated
                                            to the accounts of all non-highly
                                            compensated employees in the ratio
                                            that each such employee's
                                            compensation, not in excess of $   ,
                                            bears to the compensation of all
                                            such employees, not in excess of
                                            $         , for such plan year.

                                    |_|     The contribution shall be allocated
                                            to the accounts of those
                                            participants with compensation not
                                            in excess of $      in the ratio
                                            that each such participant's
                                            compensation bears to the
                                            compensation of all such
                                            participants.

                  |X| The plan administrator may direct those participants who are highly compensated employees to cease making elective deferrals.

                  |X| The plan administrator may direct the trustee to return a portion of the elective deferrals made by those participants who are highly compensated employees.

                  |X|       The plan administrator may reallocate all or a
                           portion of any discretionary contribution pro rata among those participants who are not highly compensated employees.

         QUALIFIED NON-ELECTIVE CONTRIBUTIONS (complete this section if the employer may make qualified non-elective contributions to the plan.)

                  |X| Qualified non-elective contributions may be taken into account as elective deferrals for purposes of calculating the actual deferral percentages.

         The amount of qualified non-elective contributions taken into account as elective deferrals for purposes of calculating the actual deferral percentages shall be:

                  |_|      All such qualified non-elective contributions.

                  |X| Such qualified non-elective contributions that are needed to meet the actual deferral percentage test.

         AVERAGE CONTRIBUTION PERCENTAGE TEST

         In computing the average contribution percentage, the employer may take into account, and include as contribution percentage amounts:

                  |X|      Elective deferrals.

                  |X|      Qualified non-elective contributions.

         The amount of qualified non-elective contributions that are taken into a ccount as contribution percentage amounts for purposes of calculating the average contribution percentage shall be:

                  |_|      All such qualified non-elective contributions.

                  |X| Such qualified non-elective contributions that are needed to meet the average contribution percentage test.

         The amount of elective deferrals taken into account as contribution percentage amounts for purposes of calculating the average contribution percentage shall be:

                  |_|      All such elective deferrals.

                  |X| Such elective deferrals that are needed to meet the average contribution percentage test.

SPECIAL ALLOCATIONS RULES

         ALLOCATIONS TO TERMINATED EMPLOYEES (select one):

                  |_| Plan participants who are not employees on the last day of the plan year will not receive a discretionary or a matching contribution.

                  |X| Plan participants who are no longer employed on the last day of the plan year will receive allocations of the following contributions if otherwise eligible (select one or both):

                           |_|      Discretionary contributions.

                           |X|      Matching contributions.4

                  |_| Plan participants who have terminated their employment before the last day of the plan year for the following reasons will receive discretionary and matching contributions if otherwise eligible (select one or more):

                           |_|      Retirement.

                           |_|      Death.

                           |_|      Disability.

                  |_| Plan participants who were not employed during the period for which the employer's contribution is made shall not receive an allocation.

         FORFEITURES (Section 4.2(e)):

-------------------------------------

4 Participants will receive an allocation of the fixed matching contribution regardless of whether they are employed on the last day of the plan year. However, participants must be employed on the last day of the plan year in order to receive an allocation of the discretionary matching contribution.

                  Forfeitures will be allocated as follows (select one):

                  |X| Not applicable (select this option if the plan will provide immediate vesting.)

                  |_|      To offset the employer's contribution to the plan.

                  |_| To the accounts of all employees entitled to an allocation of regular contributions for the plan year, if made, in accordance with the allocation formula under the plan.

                  |_| To the accounts of those employees entitled to an allocation of regular contributions for the plan year, if made, who have made elective deferrals during that plan year, in accordance with the allocation formula under the plan.

                  Nonvested balances of participants terminating employment will be forfeited (select one):

                  |X| Not applicable (select this option if the plan will provide immediate vesting.)

                  |_| Immediately upon payment of the vested balance to the participant (select this option only if there has been a distribution).

                  |_| At the end of the plan year (select this option only if there has been a distribution).

                  |_| Upon incurring a one-year break in service (select this option only if there has been a distribution).

                  |_|      Upon incurring a five-year break in service.

VESTING

         The following employer contributions are subject to the vesting requirements (select one or both):

         |X|      Matching contributions.

         |_|      Discretionary contributions.

         NORMAL VESTING SCHEDULES (Section 6.3) (select one):

                  |X|      100% vested immediately.

                  |_|      100% vested after five years of service.

                  |_|      100% vested after      years of service [must be five
                           years or less].

                  |_| 20% vested after three years of service 40% vested after four years of service 60% vested after five years of service 80% vested after six years of service 100% vested after seven years of service.

                  |_| Graduated vesting under the following schedule (fill in as desired):

                                %       vested after one year of service
                                %       vested after two years of service
                                %       vested after three years of service
                                        [must be at least 20%]
                                %       vested after four years of service [must
                                        be at least 40%]
                                %       vested after five years of service [must
                                        be at least 60%]
                                %       vested after six years of service [must
                                        be at least 80%]
                                %       vested after seven years of service
                                        [must be 100%].

         VESTING SCHEDULES IF PLAN IS OR BECOMES TOP-HEAVY (Section 12.1) (select one):

                  |X|      100% vested immediately.

                  |_|      100% vested after three years of service.

                  |_| 20% vested after two years of service 40% vested after three years of service 60% vested after four years of service 80% vested after five years of service 100% vested after six years of service.

                  |_| The vesting schedule will not change if the plan becomes top-heavy because the vesting schedule elected above already satisfies the top-heavy requirements.

         YEARS OF SERVICE NOT COUNTED FOR VESTING (select one or both, if desired):

                  |_| Years of service occurring before the participant's 18th birthday.

                  |_| Years of service occurring before the effective date of the plan or predecessor plan.

PAYMENT OF BENEFITS

         UPON RETIREMENT (Sections 1.16 and 1.45):

                  NORMAL RETIREMENT (select one):

                  |X| The plan's normal retirement age is 62 (not to exceed age 65).

                  |_|      The plan's normal retirement age is the later of age
                                 not to exceed age 65) or the       (not to
                           exceed 5th) anniversary of the date the participant commenced participation in the plan.

                  EARLY RETIREMENT (select one):

                  |X| Age 55 after completing 0 years of service (insert zero if early retirement is conditioned only on age).

                  |_|      No early retirement is offered under this plan.

         LOANS (Section 6.11):

                  Complete the following if plan loans are permitted:

                  |X| Employees may borrow money from their plan accounts in accordance with the plan. Loans may be made from the following accounts only (select one or more options):

                           |X|      All vested amounts.

                           |_|      Elective deferrals.

                           |_|      Vested amounts of employer contributions.

                           |_|      Other (please specify)

                  |_|      Loans are subject to the following restrictions
                          (check as many as apply):

                           |_|      The maximum number of loans a participant
                                    may have outstanding in one plan year is   .

                           |_| The minimum dollar amount of a loan is $ (cannot exceed $1,000).

                           |_|      Loans are restricted to financial emergency.

                           |_|      Other conditions (specify):

         OTHER PAYMENTS:

                  Vested amounts will be distributable (with participant consent where required) in the following circumstances in addition to retirement, death or disability (check the desired options, if any):

                  |X|      Separation from service.

                  |X|      Upon a participant's attainment of age 59-1/2.

                  |X| Withdrawal of elective deferrals will be permitted, upon the hardship of a participant as provided for in the plan (Section 6.11(a) and in government regulations.

                           |_| If a participant makes a withdrawal of his elective deferrals, he will not be permitted to contribute elective deferrals for a
                                    period of                    (one year, six
                                    months, etc).

                           |_| The minimum amount of any withdrawal is $ or 100 percent of the participant's account balance, whichever is less.

                           |_|      Participants may only make withdrawals once
                                    every           .

                  |_| Withdrawal of the following employer contributions will be permitted upon the hardship of a participant as provided for in the plan (Section 6.11(b)):

                           |_|      Matching contributions

                           |_|      Discretionary contributions

                           |_| The minimum amount of any withdrawal is $ or 100 percent of the participant's account balance, whichever is less.

                           |_|      Participants may only make withdrawals once
                                    every           .

                  |X| Termination of the plan without the establishment of a successor plan.

                  |X| As soon as administratively feasible after the sale of substantially all of the employer's assets used in the trade or business in which the participant is employed to an unaffiliated entity.

         DISTRIBUTION OPTIONS (Section 6.7) (select all that apply):

                  |X|      Lump sum.

                  |_| Periodic payments over the participant's life expectancy or the joint life expectancies of the participant and the participant's beneficiary.

                  |X|      Periodic payments over not more than __5 years.

                  |_|      Joint and survivor rules).

---------------------------------

5 Periodic payments over any number of years, not to extend beyond the Participant's life expectancy, or the joint life expectancy of the Participant and his designated beneficiary.

                  |_| Five-year certain annuity payment (election of this option may trigger application of qualified joint and survivor rules).

                  |_| Ten-year certain annuity payment (election of this option may trigger application of qualified joint and survivor rules).

                  |_| Fifteen-year certain annuity payment (election of this option may trigger application of qualified joint and survivor rules).

                  |X| Joint and 100% survivor annuity payment (election of this option may trigger application of qualified joint and survivor rules).

                  |X| Joint and 75% survivor annuity payment (election of this option may trigger application of qualified joint and survivor rules).

                  |X| Joint and 50% survivor annuity payment (election of this option may trigger application of qualified joint and survivor rules).

         Check the following, if applicable:

                  |X| This plan is subject to the requirement that benefits be paid in the form of a qualified joint and survivor annuity (Section 6.4).

INVESTMENTS (Section 7.3) (Complete this section, if desired and select all that apply):

                  |X| Participants may direct the investment of all the amounts held in their accounts in such investments as may be designated from time to time by the plan administrator.

                  |_| Participants may only direct investments of the following sub-accounts (select one or more options):

                           |_|      Elective deferrals.

                           |_|      All matching contributions.

                           |_|      Vested matching contributions amounts only.

                           |_|      All discretionary contributions.

                           |_|      Vested discretionary contributions only.

                  |_|      Participants who have attained age       or are
                           within       years of retirement may   direct that
                           their accounts be placed in an interest bearing account or in a fund with the primary investment objectives of the highest possible income consistent with a high degree of liquidity and the preservation of capital at any time.

                  |_| If the participant has chosen periodic payments he may designate whether he wishes to have the remaining balance of his accounts invested in the same manner as other accounts under the plan or invested in a savings-type investment.

                  |_|      Participants may change their investment directions
                           for future contributions    times every        , and
                           reinvest their existing balances       times every
                                 .

                  |_|      Participants may change their investment directions
                           for future contributions        , and reinvest their
                           existing balances               .

MISCELLANEOUS

         EXCESS ELECTIVE DEFERRALS (amounts in excess of $7,000 limit) (Section 4.3):

         Participants who claim excess elective deferrals (Section 4.3) for the preceding calendar year must submit their claims in writing to the administrator by March 1 (specify a date between March 1 and April 15).

         FORFEITURE OF EXCESS AGGREGATE CONTRIBUTIONS MAY BE (Section 4.3) (select one):

                  |_| allocated to the accounts of non-highly compensated employees, or

                  |X|      used to reduce the employer's contribution.

         PROVISIONS FOR EMPLOYERS WITH PLANS IN ADDITION TO THIS PLAN:

                  If the employer maintains or has ever maintained another defined contribution plan other than a regional prototype plan that ever covered a participant in this plan or a welfare benefit fund as defined in Section 419(e) of the Code, or an individual medical account as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any participant in this plan and the annual additions to both plans in the aggregate exceed the maximum permissible amount (for 1990, $30,000 or 25% of such participant's compensation) (select one):

                  |X| The annual additions allocated to the participant's accounts under this plan shall be reduced by first returning elective deferrals to the participant in an amount necessary to meet the limitation. If after returning such elective deferrals an excess still exists, the employer's contributions shall be removed from the participant's accounts in the manner described in Section 5.1 of the plan.

                  |_| Annual additions under the other defined contribution plan shall be reduced pursuant to the method described in the other plan.

                  If the employer maintains or has ever maintained a defined benefit plan that ever covered a participant in this plan and the aggregate benefit accruals and annual additions to both plans in the aggregate exceed the maximum permissible amount (select one):

                  |X| The annual additions allocated to the participant's accounts under this plan shall be reduced by first returning elective deferrals to the participant in an amount necessary to meet the limitation. If after returning such elective deferrals an excess still exists, the employer's contributions shall be removed from the participant's accounts in the manner described in Section 5.1 of the plan.

                  |_| The participant's accrual under the defined benefit plan shall be reduced by an amount necessary to meet the limitation.

                  PROVISION FOR MINIMUM CONTRIBUTIONS AND BENEFITS IN THE EVENT THIS PLAN IS OR BECOMES TOP-HEAVY.

                  If the employer maintains a defined benefit plan in which a participant in this plan participates, the minimum contribution/benefit shall be satisfied through one of the following methods (select one):

                  |X| The employer will provide the minimum benefit under the defined benefit plan only.

                  |_| The employer will provide the minimum benefit under the defined benefit plan, offset by any benefit provided under this plan.

                  |_| The employer's contribution to this plan plus forfeitures will equal 5% of the participant's compensation.

                  |_| The employer will provide a combination of contributions and benefits as necessary to meet the minimum, and will maintain the data necessary to provide a comparability analysis that will show that the minimum has been met.

                  If the employer maintains another defined contribution plan in which a participant in this plan participates, the minimum contribution shall be satisfied through one of the following methods (select one):

                  |_| The employer will provide the minimum contribution under this plan.

                  |X| The employer will provide the minimum contribution under the other defined contribution plan.

                  For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

         Interest rate:  6%

         Mortality table:  Up 1984 Mortality Table.

         DETERMINATION OF HIGHLY COMPENSATED EMPLOYEES

                  |_| Check if the employer elects to use the calendar year calculation method provided by Treas. Reg.ss. 1.414(g)-1T A-14(b)(1) in determining who is a highly compensated employee.

ADMINISTRATION

         The adopting employer may not rely on a notification letter issued by the National or District Office of the Internal Revenue Service to Nixon Peabody LLP on the prototype plan as evidence that the plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

         Failure to properly fill out this adoption agreement may result in disqualification of the employer's plan.

         This adoption agreement may be used only in conjunction with basic plan document #02.

         The Sponsoring Organization of this prototype plan is Nixon Peabody LLP, P.O. Box 1051, Clinton Square, Rochester, New York 14603. Questions about this prototype plan or about Nixon Peabody LLP's other services should be directed to either Brian Kopp or Robert W. Wild at (716) 263-1000.

         The Sponsoring Organization will inform the employer of any amendments made to the plan or of the discontinuance or abandonment of the plan. The employer must notify the Sponsoring Organization of any changes it makes to its selections in this adoption agreement.

         The employer hereby adopts this Adoption Agreement and the associated Nixon Peabody LLP Non-Standardized Regional Prototype 401(k) Retirement Savings Plan by causing its duly authorized officer or partner to execute this Adoption
Agreement on its behalf this         day of          1998.



                                      -----------------------------------------
                                            Employer-Authorized Signature